UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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UMB Financial Corporation

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NOTICE OF THE 2014

ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

April 22, 2014, at

9:00 a.m. CDT

UMB Bank Building

1010 Grand Boulevard

Kansas City, Missouri 64106

NOTICE OF THE 2014 ANNUAL MEETING OF

SHAREHOLDERS OF UMB FINANCIAL CORPORATION

Date and Time:	Tuesday, April 22, 2014, at 9:00 a.m. CDT

Place:	UMB Bank Building 1010 Grand Boulevard Kansas City, Missouri 64106

Items of Business:	The following matters will be presented to our shareholders:

1. the election of 14 directors for terms ending at the 2015 annual meeting of shareholders;

2. the ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

3. an advisory resolution approving the compensation paid to our named executive officers;

4. if introduced at the meeting, a shareholder proposal for the adoption of a policy requiring an independent Chair of our Board of Directors; and

5. any other business that may be properly considered at the meeting or any adjournment of the meeting.

Afterward, we will present a report on our business and operations.

Record Date:	You may vote at the meeting or any adjournment of the meeting only if you were a shareholder of record at the close of business on March 3, 2014.

Voting:

It is important that your shares be represented at the meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person. Please submit your proxy through the internet or by telephone, or please complete, sign, date, and return your proxy card in the provided envelope. You may revoke your proxy and vote your shares in person according to the procedures described in the attached proxy statement.

The date of this notice is March 12, 2014. The attached proxy statement is first being sent, given, or made available to shareholders on or about March 12, 2014.

By Order of the Board of Directors,

Scott A. Stengel Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on April 22, 2014:

The Proxy Statement and the Annual Report to Shareholders are available at www.edocumentview.com/umbf

ii

UMB FINANCIAL CORPORATION

1010 Grand Boulevard

Kansas City, Missouri 64106

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is first being sent, given, or made available on the website of UMB Financial Corporation (“we” or “UMB”) on or about March 12, 2014, to the shareholders of record of our common stock, par value of one dollar ($1.00) per share (“UMB stock”), at the close of business on March 3, 2014 (the “record date”), in connection with our 2014 annual meeting of shareholders and any adjournment of that meeting (the “Annual Meeting”).

The Annual Meeting will be held at 9:00 a.m. CDT on April 22, 2014, at our principal executive offices located at 1010 Grand Boulevard, Kansas City, Missouri 64106, for the purposes described in this proxy statement.

The following matters will be presented to our shareholders:

1.	the election of 14 directors for terms ending at the 2015 annual meeting of shareholders;

2.	the ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

3.	an advisory resolution approving the compensation paid to our named executive officers;

4.	if introduced at the meeting, a shareholder proposal for the adoption of a policy requiring an independent Chair of our Board of Directors; and

5.	any other business that may be properly considered at the meeting or any adjournment of the meeting.

Afterward, we will present a report on our business and operations.

No shareholder has a dissenter’s right of appraisal or similar right in connection with any of these matters.

Attendance at the Annual Meeting will be limited to shareholders of record or their proxies, beneficial owners of UMB stock who present proof of ownership, and our guests. Attendees may be required to present a valid form of government-issued photo identification, such as a driver’s license, in order to gain admittance.

Proxies are being solicited to afford all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of how many you own, and we strongly encourage you to vote by proxy even if you are planning to attend in person.

QUESTIONS AND ANSWERS ABOUT

THE ANNUAL MEETING, PROXY MATERIALS, AND VOTING

Why did I receive these proxy materials?

You received our proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, because the Board of Directors (the “Board”) of UMB is soliciting your proxy to vote at the Annual Meeting. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”) and is intended to assist you in voting your shares.

What is a proxy?

A proxy is your grant of authority to another person to vote your shares. The person granted this authority is also called a proxy. When you designate a proxy, you also may direct the proxy how to vote your shares.

Who may vote at the Annual Meeting?

Shareholders of record at the close of business on the record date may vote at the Annual Meeting. As of the record date, 45,405,975 shares of UMB stock were issued and outstanding and, therefore, eligible to vote at the Annual Meeting. Each share of UMB stock is entitled to one vote.

Who is a shareholder of record or a beneficial owner?

“Shareholders of record” or “record holders” have shares of UMB stock registered in their names with our transfer agent, Computershare Trust Company. “Beneficial owners,” in contrast, own shares of UMB stock that are held in “street name” through a broker, bank, or other nominee.

Beneficial owners generally cannot vote their shares directly and must instead instruct their brokers, banks, or other nominees how to vote the shares. If you are a beneficial owner of UMB stock, your proxy is being solicited through your broker, bank, or other nominee.

What are my voting rights?

You may vote “FOR” or “WITHHOLD” on the nominees under Proposal #1. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on Proposals #2, #3, and #4.

Cumulative voting will apply in connection with Proposal #1—election of directors. See “What vote is required for each proposal?” later in this section. Cumulative voting will not apply in connection with any other matter at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that you vote as follows:

• Proposal #1:	“FOR” the election of each of the 14 nominees to our Board;

• Proposal #2:	“FOR” the ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

• Proposal #3:	“FOR” the advisory resolution approving the compensation paid to our named executive officers; and

• Proposal #4:	“AGAINST” the shareholder proposal for the adoption of a policy requiring an independent Chair of our Board.

What vote is required for each proposal?

• Proposal #1:	Plurality voting will apply—that is, the 14 nominees receiving the highest number of “FOR” votes will be elected.

Cumulative voting will also apply—that is, each shareholder will have a total number of votes equal to the holder’s number of shares multiplied by the number of directors to be elected, and the shareholder may cast all of those votes for a single nominee or may distribute whole (though not fractional) votes among more than one nominee in any proportion desired. If you want to use cumulative voting, please notify our transfer agent, Computershare Trust Company, at (312) 499-7033 prior to the Annual Meeting or vote by ballot at the Annual Meeting.

Voting “WITHHOLD” for some or all of the nominees will have no effect on the election of directors. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #2:

Majority voting will apply—that is, ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for 2014 will require the affirmative (“FOR”) vote of the majority of the shares present and entitled to vote at the Annual Meeting.

Voting “ABSTAIN” on this matter will have the same effect as voting “AGAINST.” If you are a beneficial owner of shares, your broker, bank, or other nominee can exercise discretion in voting your shares on this matter if no instruction is received from you.

• Proposal #3:

Majority voting will apply—that is, adoption of the advisory resolution approving the compensation paid to our named executive officers will require the affirmative (“FOR”) vote of the majority of the shares present and entitled to vote at the Annual Meeting.

Voting “ABSTAIN” on this matter will have the same effect as voting “AGAINST.” If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

• Proposal #4:

Majority voting will apply—that is, approval of the shareholder proposal for the adoption of a policy requiring an independent Chair of our Board will require the affirmative (“FOR”) vote of the majority of the shares present and entitled to vote at the Annual Meeting.

Voting “ABSTAIN” on this matter will have the same effect as voting “AGAINST.” If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

How do I vote my shares?

We strongly encourage all shareholders to submit their votes in advance of the Annual Meeting.

• Record Holders:

You may vote (1) through the internet, (2) by telephone, (3) by completing, signing, dating, and returning your proxy card in the provided envelope, or (4) in person by ballot at the Annual Meeting. Other proxy materials that you receive together with this proxy statement contain the website address and the telephone number for internet or telephone voting. Internet or telephone votes must be received by 1:00 a.m. CDT on April 22, 2014, in order to be counted. Completed, signed, and dated proxy cards must be received prior to the Annual Meeting in order to be counted.

• Beneficial Owners:

You will not vote your shares directly but instead will instruct your broker, bank, or other nominee how to vote your shares. You should receive materials from your broker, bank, or other nominee with directions on how to provide voting instructions. Those materials also will identify the time by which your broker, bank, or other nominee must receive your voting instructions. The availability of internet or telephone voting will depend on the processes adopted by your broker, bank, or other nominee. If you want to vote your shares in person at the Annual Meeting, you will need to obtain a legal proxy from your broker, bank, or other nominee in advance and present that proxy to the inspectors of election together with a valid form of government-issued photo identification (such as a driver’s license).

• UMB Plans:

Holders of shares through the UMB Profit-Sharing and 401(k) Savings Plan (the “Profit-Sharing Plan”) or the UMB Employee Stock Ownership Plan (the “ESOP”) will not vote your shares directly or designate a proxy but instead will instruct the trustee for the Profit-Sharing Plan or the ESOP how to vote your shares. Each holder who is a current employee of UMB and who has a valid UMB e-mail address will receive an e-mail from our transfer agent, Computershare Trust Company, describing how to access our proxy materials and how to provide voting instructions to the trustee. If you hold shares through the Profit-Sharing Plan and the ESOP, you will receive only one e-mail about both of them. Each holder who is not a current employee of UMB or who does not have a valid UMB e-mail address will receive our proxy materials in the mail and will be able to provide voting instructions to the trustee in the same manner as record holders. In all cases, voting instructions must be received by the trustee by 1:00 p.m. CDT on April 17, 2014, in order for the related votes to be counted.

What happens if I submit a valid proxy prior to the Annual Meeting but do not provide voting instructions?

If you submit a valid proxy prior to the Annual Meeting but do not provide voting instructions, your shares will be voted according to the recommendations of the Board. See “How does the Board recommend that I vote?” earlier in this section.

If I am a beneficial owner, will my broker, bank, or other nominee vote for me if I do not submit a valid proxy or provide voting instructions?

If you are a beneficial owner and do not submit a valid proxy or provide voting instructions, your broker, bank, or other nominee has discretionary authority to vote your shares on Proposal #2—ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as our independent registered public accounting firm for 2014. Your broker, bank, or other nominee, however, does not have discretionary authority to vote your shares on Proposals #1, #3, or #4.

If I hold shares through the Profit-Sharing Plan or the ESOP, will the trustee vote for me if I do not provide voting instructions?

If you hold shares through the Profit-Sharing Plan and do not provide voting instructions, the trustee will vote your shares in the same proportion that the other shares in the Profit-Sharing Plan were voted. If you hold shares through the ESOP and do not provide voting instructions, the trustee can exercise discretion in voting your shares.

Can other matters be decided at the meeting?

When this proxy statement was printed, we did not know of any matter to be presented at the Annual Meeting other than those included in this proxy statement. If any other matter may be properly considered at the Annual Meeting, your proxy can exercise discretion in voting your shares on the matter. We do not anticipate that any other matter will be presented at the Annual Meeting.

Can I revoke or change my proxy or voting instructions?

You may revoke or change your proxy at any time before the vote is taken at the Annual Meeting.

If you are the record holder of UMB stock, you may revoke or change your proxy in the following ways:

•	by executing and delivering a later-dated proxy for the same shares in compliance with the requirements described in this proxy statement;

•	by voting the same shares again over the internet or telephone by 1:00 a.m. CDT on April 22, 2014;

•	by voting a ballot at the Annual Meeting; or

•	by notifying the Corporate Secretary of your revocation of the proxy prior to the Annual Meeting.

If you are the beneficial owner but not the record holder of UMB stock, you must follow the directions provided to you by your broker, bank, or other nominee. Any beneficial owner of shares who wants to revoke a proxy at the Annual Meeting will need to present to the inspectors of election a legal proxy from the broker, bank, or other nominee indicating that the person is the beneficial owner of the shares.

If you hold shares through the Profit-Sharing Plan or the ESOP and want to change your voting instructions, you must follow the directions provided to you by the trustee.

Who pays the costs of preparing the proxy materials and soliciting proxies?

We will pay the costs of preparing the proxy materials and soliciting proxies, including the reasonable charges and expenses of brokers, banks, and other nominees for forwarding proxy materials to beneficial owners and updating proxy cards and directions. We also have engaged Okapi Partners LLC to assist in the solicitation of proxies for an estimated fee of $10,000 plus disbursements.

In addition to our solicitation of proxies by mail, your proxy may be solicited by telephone, facsimile, internet, or e-mail or in person by directors, officers, or regular employees of UMB or its affiliates who will receive no additional compensation for doing so.

STOCK OWNERSHIP

Principal Shareholders

The following persons owned of record or beneficially owned more than 5% of UMB stock—which is the only class of UMB’s voting securities—at the close of business on March 3, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

J. Mariner Kemper	5,256,035	(1)	11.58%
1010 Grand Boulevard
Kansas City, Missouri 64106

Blackrock, Inc.	3,261,271	(2)	7.18%
40 East 52nd Street
New York, New York 10022

Thomas J. Wood III	2,933,791	(3)	6.46%
2701 West 69th Street
Shawnee Mission, Kansas 66208

The Vanguard Group	2,731,258	(4)	6.02%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

The Bank of New York Mellon Corporation	2,283,569	(5)	5.03%
One Wall Street, 31st Floor
New York, New York 10286

(1)	The total stock ownership reported for J. Mariner Kemper is comprised of the following:

(a)	75,383 shares are owned directly.

(b)	1,741 shares are owned through the ESOP.

(c)	40,968 shares of unvested restricted stock are under Mr. Kemper’s authority to vote.

(d)	Options for 129,034 shares are owned directly, currently vested, and “in the money.”

(e)

290,397 shares are owned by Kemper Realty Company, and 395,989 shares are owned by Pioneer Service Corporation. Each of these are entities through which voting and investment decisions may be controlled, directly or indirectly, by Mr. Kemper.

(f)	4,322,523 shares are held by UMB Bank, National Association as either sole trustee or co-trustee. In each case, Mr. Kemper has or shares voting power. Of these shares:

(i)	3,411,386 shares are owned by the R. Crosby Kemper Irrevocable Trust, but sole voting and dispositive authority is held by Mr. Kemper.

(ii)	87,888 shares are owned by trusts under the will of Rufus Crosby Kemper, and 70,362 shares are owned by the Enid and Crosby Kemper Foundation. In each case, UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, Alexander C. Kemper, and Mary S. Kemper, or any two of them.

(iii)

604,810 shares are owned by the R.C. Kemper Charitable Trust and Foundation, but sole voting and dispositive authority is held by the co-trustees: Mr. Kemper, Thomas J. Wood III, and Sheila Kemper Dietrich.

(iv)

29,756 shares are owned by the R. C. Kemper, Jr. Charitable Trust and Foundation, but sole voting and dispositive authority is held by the majority of the non-corporate co-trustees: Mr. Kemper, Mary S. Kemper, and Mary Kemper Wolf.

(v)

59,755 shares are owned by trusts created by R. Crosby Kemper, Jr. for five of his children, but sole voting authority is held by the majority of Mr. Kemper, Mary S. Kemper, R. Crosby Kemper III, Sheila Kemper Dietrich, Alexander C. Kemper, Heather Kemper Miller, and Mary Kemper Wolf.

(vi)

58,566 shares are owned by the R. Crosby Kemper Irrevocable Dynasty Trust, but sole voting and dispositive authority is held by the majority of Mr. Kemper, R. Crosby Kemper III, Sheila Kemper Dietrich, Alexander C. Kemper, Heather Kemper Miller, and Mary Kemper Wolf.

(2)	This is according to information provided to UMB in Schedule 13G filed with the SEC on January 31, 2014.

(3)

The total stock ownership reported for Thomas J. Wood III is comprised of the following: (a) 71,324 shares owned directly, (b) 2,402 shares owned by Mr. Wood’s spouse, (c) 73,598 shares held in fiduciary accounts where Mr. Wood has the authority to vote or dispose of the shares, (d) 21,592 shares held in fiduciary accounts where Mr. Wood and R. Crosby Kemper III have the authority to vote or dispose of the shares, (e) 1,764,076 shares owned by the Wood Family Limited Partnership, of which Mr. Wood is a general partner, (f) 604,810 shares owned by the R.C. Kemper Charitable Trust and Foundation, of which Mr. Wood is a co-trustee with J. Mariner Kemper and Sheila Kemper Dietrich, and (g) 395,989 shares owned by Pioneer Service Corporation, of which Mr. Wood is an officer and a director and through which he may directly or indirectly control voting and investment decisions.

(4)	This is according to information provided to UMB in Schedule 13G filed with the SEC on February 12, 2014.

(5)	This is according to information provided to UMB in Schedule 13G filed with the SEC on January 30, 2014.

Stock Owned by Directors, Nominees, and Executive Officers

This table sets forth the number of shares of UMB stock—which is the only class of UMB’s voting securities—that are beneficially owned (as defined in SEC Rule 13d-3) at the close of business on March 3, 2014, by a director, a nominee, or an Executive (as defined in the “Compensation Discussion and Analysis—Overview” later in this proxy statement). It also includes the shares beneficially owned by all directors and Section 16 Officers (as defined in the “Compensation Discussion and Analysis—The Compensation Committee and Our Executive-Compensation Process” later in this proxy statement) as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Warner L. Baxter	505		*

David R. Bradley, Jr.	15,883		*

Nancy K. Buese	3,629		*

Peter J. deSilva	210,288		*

Terrence P. Dunn	17,220		*

Kevin C. Gallagher	11,429		*

Greg M. Graves	12,638		*

Michael D. Hagedorn	79,330		*

Andrew J. Iseman	26,516		*

Alexander C. Kemper	967,911	(2)	2.13%

J. Mariner Kemper	5,256,035		11.58%

Kris A. Robbins	7,583		*

Thomas D. Sanders	6,132		*

L. Joshua Sosland	7,080		*

Paul Uhlmann III	13,059		*

Thomas J. Wood III	2,933,791		6.46%

John Zader	26,665		*

All Directors and Section 16 Officers as a Group	7,768,219	(3)	17.11%

*	Less than 1% of the outstanding shares.

(1)

These numbers include (a) shares owned directly by the individuals or members of their immediate families who share the same household, (b) shares owned in trust, (c) shares otherwise held through indirect forms of ownership and over which the individuals exercise sole or shared voting or investment power, (d) shares of restricted stock owned by the Executives that have not vested but over which the Executives have voting power, and (e) shares that are subject to outstanding options exercisable within 60 days. The following Executives have options that are exercisable within 60 days for the amounts shown: J. Mariner Kemper – 129,034 shares; , Michael D. Hagedorn – 31,388 shares; Peter J. deSilva – 100,489 shares; Andrew J. Iseman – 3,372 shares; and John P. Zader – 12,512 shares. All other Section 16 Officers collectively hold options, exercisable within 60 days, to acquire 67,308 shares.

(2)

This number includes 4,954 shares beneficially owned by Alexander C. Kemper directly. This number also includes 290,397 shares owned by Kemper Realty Company and 395,989 shares owned by Pioneer Service Corporation. Mr. Kemper serves as an officer and a director of each of these entities and may directly or indirectly control voting and investment decisions. This number includes as well 118,321 shares held by UMB Bank, National Association as either sole trustee or co-trustee; in each of these cases, Mr. Kemper shares with other family members (including J. Mariner Kemper) voting or investment power. In addition, this number includes 87,888 shares owned by trusts under the will of Rufus Crosby Kemper and 70,362 shares owned by the Enid and Crosby Kemper Foundation; in each of these cases, UMB Bank, National Association as trustee has sole voting and dispositive authority but may act only on the direction of Mr. Kemper, Alexander C. Kemper, and Mary S. Kemper, or any two of them.

(3)	Shares held in foundations, trusts, or companies over which more than one director or Executive share voting or investment power have been included only one time in this total.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires each officer (as defined in Section 16(a) and SEC Rule 16a-1, a “Section 16 Officer”), each director on the Board, and any person who beneficially owns more than 10% of UMB stock (collectively, the “reporting persons”) to file with the SEC reports of ownership and changes in ownership of UMB stock. SEC rules also require each reporting person to send or deliver to UMB a copy of each statement filed with the SEC by that person under Section 16(a).

Based solely on a review of the copies furnished to UMB during or with respect to 2013 and written representations from reporting persons that no Forms 5 were required to be filed, UMB believes that each person who was a reporting person during 2013 timely filed the reports required by Section 16(a) during 2013, except as follows: Greg M. Graves filed a late Form 4 reporting the purchase of 197 shares of UMB stock on February 1, 2013. Lawrence G. Smith filed a late Form 4 reporting the sale of 199 shares of UMB stock on January 25, 2013.

CORPORATE GOVERNANCE

Overview

UMB is committed to strong corporate-governance principles and practices. In addition to the information provided in this proxy statement, we maintain the following documents in the Corporate Governance menu at www.umb.com/investor:

•	Corporate Governance Guidelines (last revised on January 28, 2014)

•	Code of Ethics (last revised on January 28, 2014)

•	Charter of the Compensation Committee (last revised on January 28, 2014)

•	Charter of the Corporate Audit Committee (last revised on July 23, 2013)

•	Charter of the Corporate Governance & Nominating Committee (last revised on January 26, 2010)

•	Charter of the Risk Committee (last revised on January 28, 2014)

You may request a copy of any of these documents by sending a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (the “Governance Guidelines”) to assist the Board in fulfilling its responsibilities to UMB and its shareholders. These Governance Guidelines serve as a flexible framework within which the Board may conduct business and were last revised on January 28, 2014.

Code of Ethics

UMB believes that integrity is paramount. While all business is based to some degree on trust, our business has trust as a core principle. Being honest and fair to customers, shareholders, and employees is not just a value but a moral imperative. In keeping with these principles, the Board has adopted a Code of Ethics (the “Code of Ethics”).

The Code of Ethics applies to all directors (including advisory directors) and all officers and other employees of UMB, including the Chief Executive Officer, the Chief Financial Officer, and the Chief Accounting Officer. It was last revised on January 28, 2014.

There were no waivers from any provision of the Code of Ethics in 2013. We will post any amendment to the Code of Ethics, as well as any waiver that is required to be disclosed under applicable rules of the SEC or The NASDAQ Stock Market LLC (“NASDAQ”), in the Corporate Governance menu at www.umb.com/investor. A copy of the Code of Ethics will be provided without charge to any person who sends a written request for one to UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106.

The Board of Directors

Overview

Our By-Laws allow for no fewer than 8 and no more than 18 directors, with the exact number to be set by the Board from time to time. The Board currently has 14 members and believes that this size is appropriate based on our present circumstances. Of these 14 members, 11 have been determined by the Board to be independent under Item 407(a) of SEC Regulation S-K and “Independent Directors” under NASDAQ Listing Rule 5605(a)(2) (each “independent” and an “independent director”).

Prior to July 26, 2011, the Board was divided into three classes of approximately equal size, and each class of directors was elected on a staggered basis for a three-year term. On July 26, 2011, the Board amended the By-Laws on a prospective basis to eliminate the classification and staggered elections and to establish one-year terms for all directors. The amendment provided, however, that existing directors would be allowed to serve out their terms before being required, if nominated, to stand for re-election.

Beginning with this Annual Meeting, all 14 seats on the Board are up for election annually.

The primary responsibility of the directors is to exercise their business judgment to oversee and direct the business and affairs of UMB. Specific responsibilities of the Board include:

•	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning;

•	reviewing, approving, and advising management on the business strategies of UMB, significant corporate actions, and major transactions;

•	understanding, reviewing, and monitoring the implementation of strategic plans and budgets;

•	reviewing assessments of, and advising management with respect to, material risks and issues facing UMB; and

•

confirming the establishment of, and monitoring compliance with, processes designed to ensure the integrity of UMB’s actions, including in connection with (1) financial statements and financial reporting, (2) relationships with customers, suppliers, and other constituencies, and (3) compliance with applicable law and the Code of Ethics.

The Board’s Leadership Structure

The Board appoints one of its directors to serve as Chair. The Board, in consultation with the Corporate Governance & Nominating Committee (the “Governance Committee”), evaluates from time to time whether an independent Chair would be in the best interests of UMB and its shareholders. Among the factors considered by the Board are the qualifications and performance of any non-independent Chair, the percentage of independent directors on the Board, the degree of independent oversight exercised by the Board, the soundness of UMB’s corporate-governance structure and policies, and the performance of UMB.

Based on this evaluation, the Board has determined that the best interests of UMB and its shareholders are currently served by J. Mariner Kemper holding the positions of Chair and Chief Executive Officer. For more about this conclusion, see the Board’s response to “Proposal #4—Shareholder Proposal for the Adoption of a Policy Requiring an Independent Chair of the Board” later in this proxy statement.

Under our By-Laws and Governance Guidelines, whenever the Chair does not qualify as an independent director, the independent directors elect—acting by majority vote at a meeting consisting solely of independent directors—one of the independent directors as the Board’s lead independent director (the “Lead Director”). The Lead Director is responsible for the following:

•	presiding at meetings of the Board when the Chair is not present;

•	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present);

•	approving agendas for meetings of the Board and information to be sent to the Board;

•	approving schedules of meetings of the Board to ensure that sufficient time is afforded to discuss all agenda items;

•	serving as a liaison between the independent directors and the Chair;

•

holding periodic meetings with the Chief Executive Officer and the Chair to discuss matters of importance to the independent directors, acting as the informal spokesperson for the independent directors, and helping to facilitate the Board’s oversight of management;

•	serving as an advocate for the interests of UMB’s shareholders;

•	ensuring, if requested by major shareholders of UMB, that the Lead Director is available for consultation and direct communications; and

•	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

Our current Lead Director is Terrence P. Dunn, who is also the Chair of the Governance Committee. Mr. Dunn is a past director of the Federal Reserve Bank of Kansas City, has served as an independent director on other public-company boards, and has led one of the largest construction companies in the United States.

The Board’s Role in Risk Oversight

Among the Board’s specific responsibilities is oversight of the enterprise-wide risk-management practices of UMB’s global operations.

We have maintained, under the leadership of the Chief Risk Officer, a robust enterprise risk-management program designed to identify, quantify, monitor, report, and control risks that we face. The Chief Risk Officer has supplied the Board with regular reports on the operation of this program, the evolving risks to our businesses, and the controls and other mitigants utilized to manage these risks. The Board, in turn, has considered these reports, as well as other information from management or third parties, in reviewing and approving our strategic direction and otherwise overseeing and directing our business and affairs.

To further bolster its oversight of risk, the Board in January 2014 created a Risk Committee of the Board (the “Risk Committee”) that is comprised only of independent directors. The Risk Committee is charged with reviewing and approving the enterprise-wide risk-management framework and practices of our global operations (the “Enterprise Risk Management Policy”) commensurate with our capital structure, risk profile, complexity, activities, size, and other appropriate risk-related factors.

The Board also has created three committees comprised of senior officers of UMB or its subsidiaries to support the Risk Committee in developing and overseeing the operation of the Enterprise Risk Management Policy:

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the Asset and Liability Committee, which assists in the oversight of (1) the assets and liabilities of UMB and UMB Bank, National Association (the “Bank”), (2) the liquidity, interest-rate, market, or similar risk-management practices of UMB and the Bank, and (3) the capital positions of UMB and the Bank;

•	the Credit Committee, which assists in the oversight of the credit, counterparty, or similar risk-management practices of UMB and the Bank; and

•	the Enterprise Risk Committee, which assists in the oversight of the strategic, operational, reputational, or similar risk-management practices of UMB and the Bank.

The Corporate Audit Committee (the “Audit Committee”) continues to assist the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. The Compensation Committee (the “Compensation Committee”) likewise continues to assist the Board in ensuring that UMB’s compensation programs incent balanced risk-taking within established appetites, tolerances, and limits and promote the sustained operating and financial performance of UMB.

Independent Directors

The Board has determined that the following directors are independent directors:

Warner L. Baxter	Kevin C. Gallagher	Thomas D. Sanders
David R. Bradley, Jr.	Greg M. Graves	L. Joshua Sosland
Nancy K. Buese	Kris A. Robbins	Paul Uhlmann III
Terrence P. Dunn

These directors comprise over two-thirds of the Board. In addition, the Board has determined that Thomas J. Wood III is an independent director. Because he is a first cousin of J. Mariner Kemper and Alexander C. Kemper, however, the Board has decided not to appoint Mr. Wood to any committee of the Board (a “Committee”) that must be comprised only of independent directors.

The remaining directors—J. Mariner Kemper, Peter J. deSilva, and Alexander C. Kemper—have been found not to be independent due to their employment by UMB or familial relationship to UMB’s Chief Executive Officer.

In evaluating the independence of each director, the Board reviewed and deliberated on transactions, relationships, and arrangements between the director or any related interest and UMB or any of its subsidiaries. In particular, the Board considered the following matters: (1) independent directors or their related interests have varying degrees of banking relationships with UMB or its subsidiaries, such as deposit accounts, extensions of credit, trust services, or investment services; (2) eight of the independent directors or their related interests are associated with commercial entities that received commitments or extensions of credit from UMB or its subsidiaries; and (3) three of the independent directors or their related interests are associated with commercial entities that provided services in the ordinary course of business to UMB or its subsidiaries. All of these transactions, relationships, and arrangements, in the judgment of the Board, were made on terms and under circumstances at least as favorable to UMB or its subsidiaries as those that were prevailing at the time for comparable transactions, relationships, or arrangements with unrelated persons or interests or those that would have applied to unrelated persons or interests. The Board also concluded that none of these transactions, relationships, or arrangements require disclosure under Item 404(a) of SEC Regulation S-K. See “Transactions with Related Persons” later in this section. The Board determined as well that no independent director has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Committees of the Board of Directors

The Board maintains four standing Committees that are comprised only of independent directors: the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee. The charter for each of these Committees can be found in the Corporate Governance menu at www.umb.com/investor.

Compensation Committee

The Compensation Committee is comprised of four independent directors. The current members are Greg M. Graves (Chair), David R. Bradley, Jr., Thomas D. Sanders, and Paul Uhlmann III. Messrs. Graves, Bradley, and Sanders served on the Compensation Committee throughout 2013. Kris A. Robbins also served on the Compensation Committee throughout 2013 before being replaced by Mr. Uhlmann in January 2014.

The Board has determined that all of the current members are qualified to serve on the Compensation Committee under applicable rules of the SEC, NASDAQ, or the Department of the Treasury (including the independence, non-employee-director, and outside-director requirements for compensation-committee members). The Board also determined in 2013 that Mr. Robbins was qualified to serve on the Compensation Committee under applicable rules of the SEC, NASDAQ, or the Department of the Treasury (including the independence, non-employee-director, and outside-director requirements for compensation-committee members).

Among the Compensation Committee’s primary functions are the following:

•	assisting the Board in fulfilling its responsibilities to oversee compensation programs, including both long- and short-term incentive compensation plans, for the executive officers of UMB;

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assisting UMB’s management in its preparation of the disclosures and other information relating to executive-compensation matters that are required by applicable law to be contained in UMB’s proxy statement;

•	recommending to the Board the compensation of non-employee directors of UMB;

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establishing and administering the principal components of compensation (including salary, bonuses, incentive programs, and retention awards) for the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and other designated executive officers of UMB; and

•	administering or overseeing the administration of UMB’s equity-based compensation plans, including the grants of restricted stock or options.

The Compensation Committee also (1) reviews and makes recommendations in connection with matters involving say-on-pay and say-when-on-pay votes by UMB’s shareholders and (2) reviews and approves or ratifies related-person transactions involving compensation.

A narrative description of the processes for considering and determining executive and director compensation—including (a) the Compensation Committee’s authority and the extent to which that authority may be delegated and (b) the roles of UMB’s executive officers and compensation consultants in determining or recommending the amount or form of executive and director compensation—can be found in “Compensation Discussion and Analysis—The Compensation Committee and Our Executive-Compensation Process” and “Compensation Tables—2013 Director Compensation” later in this proxy statement.

Audit Committee

The Audit Committee is comprised of four independent directors. The current members are Nancy K. Buese (Chair), Warner L. Baxter, Kevin C. Gallagher, and Kris A. Robbins. Ms. Buese and Messrs. Gallagher and Robbins served on the Audit Committee throughout 2013. Mr. Baxter joined the Audit Committee after his election to the Board at the 2013 annual meeting of shareholders.

The Board has determined that all of the current members are qualified to serve on the Audit Committee under applicable rules of the SEC or NASDAQ (including the independence requirements for audit-committee members) and that Ms. Buese and Messrs. Baxter and Robbins are audit committee financial experts under applicable rules of the SEC or NASDAQ (including the independence requirements for audit-committee members).

The Audit Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in fulfilling its responsibilities to oversee the quality and integrity of the accounting, financial-reporting, and internal-control functions of UMB and its subsidiaries. In particular, the Audit Committee’s role includes assisting the Board in overseeing:

•	the integrity of UMB’s financial statements and related reporting processes;

•	each independent auditor’s qualifications, independence, and performance;

•	the performance of UMB’s internal audit function;

•	the performance of UMB’s internal loan-review function; and

•	UMB’s compliance with legal and regulatory requirements.

The Audit Committee also has sole authority over the appointment and replacement of UMB’s independent auditors and is directly responsible for the compensation and oversight of UMB’s independent auditors. In addition, the Audit Committee (1) reviews and approves or ratifies related-person transactions (other than those involving compensation that are reviewed and addressed by the Compensation Committee), (2) reviews the summary of any complaint reporting a violation of the Code of Ethics, applicable law, or UMB’s policies and monitors any authorized internal investigation of such a complaint, and (3) establishes procedures for the receipt, retention, and treatment of any complaint about accounting, internal-accounting controls, or auditing matters and for the confidential, anonymous submission by UMB employees of any concern about questionable accounting or auditing matters.

Governance Committee

The Governance Committee is comprised of four independent directors. The current members are Terrence P. Dunn (Chair), Greg M. Graves, L. Joshua Sosland, and Paul Uhlmann III. Messrs. Dunn, Sosland, and Uhlmann served on the Governance Committee throughout 2013. Thomas J. Wood III also served on the Governance Committee throughout 2013 before being replaced by Mr. Graves in January 2014.

Among the Governance Committee’s primary functions are the following:

•	making recommendations about the size, organization, and composition of the Board as well as its committee structure and make-up;

•	identifying and evaluating candidates to become or remain members of the Board;

•	recommending director nominees for each Committee (including the Chair of each Committee);

•	leading the Board in its periodic reviews of its and each Committee’s performance;

•	assisting the Board in attracting and electing qualified and experienced independent directors;

•	recommending the Governance Guidelines, including amendments, for approval and adoption by the Board;

•	monitoring the effectiveness of the Board;

•	evaluating and making recommendations to the Board about corporate-governance policies and practices; and

•	providing consultation or assistance to the Board on other corporate-governance matters that may be referred by the Board from time to time.

The Governance Committee has incorporated its policies on the nomination process for directors into the Governance Guidelines. See “Proposal #1—Election of Directors” later in this proxy statement.

Risk Committee

The Risk Committee is comprised of four independent directors. The current members, who were appointed upon the Risk Committee’s creation in January 2014, are Kris A. Robbins (Chair), Warner L. Baxter, Kevin C. Gallagher, and Thomas D. Sanders.

Among the Risk Committee’s primary functions are the following:

•	reviewing and approving the Enterprise Risk Management Policy commensurate with UMB’s capital structure, risk profile, complexity, activities, size, and other appropriate risk-related factors;

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ensuring that the Enterprise Risk Management Policy includes (1) a statement of risk appetite for each category of risk applicable to UMB, (2) appropriate policies relating to risk-management governance, risk-management practices, and risk-control infrastructure for the enterprise as a whole, (3) appropriate processes and systems, such as strategic risk assessments and key risk indicators, for identifying and reporting risks (including emerging risks) and risk-management deficiencies on an enterprise-wide basis, (4) appropriate means for monitoring compliance with UMB’s risk appetites, risk tolerances or limits, and policies and procedures relating to risk-management governance, practices, or controls across the enterprise, (5) appropriate means for effectively and timely implementing corrective actions to address risk-management deficiencies, (6) authority and independence mandates for management and employees charged with carrying out risk-management responsibilities, and (7) appropriate means for integrating risk-management or control objectives into management goals and UMB’s compensation structure;

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overseeing, on an enterprise-wide basis, the operation of the Enterprise Risk Management Policy and the management of strategic, operational, reputational, credit, liquidity, interest-rate, market, or other material risks; and

•	ensuring that appropriate resources of UMB are allocated to its risk-control infrastructure.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the Compensation Committee during 2013—Greg M. Graves, David R. Bradley, Jr., Kris A. Robbins, and Thomas D. Sanders—(1) is or has been an officer or employee of UMB or its subsidiaries or (2) has or had any relationship requiring disclosure by UMB under any paragraph of Item 404 of SEC Regulation S-K. No relationship described in Item 407(e)(4)(iii) of SEC Regulation S-K existed during 2013.

Attendance at Board Meetings, Committee Meetings, and Annual Meetings of Shareholders

The Board met six times in 2013. In addition, during the year, the Executive Committee took action eight times by unanimous written consent, the Audit Committee met five times, the Compensation Committee met three times and took action three times by unanimous written consent, and the Governance Committee met four times.

Each director attended at least 75% of the aggregate of (1) the total number of Board meetings held in 2013 during the period when the director was serving in that capacity and (2) the total number of meetings held in 2013 by all applicable Committees during the period when the director was serving on those Committees.

Under our Governance Guidelines, directors are strongly encouraged to attend the annual meeting of shareholders in order to provide an opportunity for informal communication between directors and shareholders and to enhance the Board’s understanding of shareholder priorities and perspectives. All but one of the members who sat on the Board at the time of the 2013 annual meeting of shareholders were present at that meeting.

Communications with the Board of Directors

Under our Governance Guidelines, if any shareholder wishes to communicate with the Board or an individual director, the communication must be in writing, addressed to the Board or the director, and delivered to the following address: UMB Financial Corporation, c/o the Corporate Secretary and the Chair of the Corporate Governance & Nominating Committee, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Corporate Secretary will acknowledge and review the communication and provide the Chair of the Governance Committee with a copy or a summary. The Governance Committee may take any or no action in response to the communication as is, in its judgment, appropriate or advisable and consistent with applicable law. Any director may request and review a log of all communications that have been received by the Corporate Secretary and addressed to the Board or an individual director and may obtain from the Corporate Secretary a copy of those communications. Any communication from a shareholder that expresses a concern about any accounting, financial-reporting, or internal-control matter will be promptly conveyed to the Chair of the Audit Committee and will be addressed consistent with the processes or procedures adopted by the Audit Committee.

Transactions with Related Persons

Statement of Policy and Process

We have adopted a written Statement of Policy and Process (the “Statement of Policy and Process”) that requires the Audit Committee to review and to approve or ratify any transaction or group of similar transactions—other than those involving compensation that are reviewed and addressed by the Compensation Committee—for which disclosure under Item 404(a) of SEC Regulation S-K is required.

Item 404(a) covers a transaction or currently proposed transaction where (1) UMB was or will be a participant, (2) the amount involved exceeds $120,000, and (3) any related person had or will have a direct or indirect material interest. The term “related person” under Item 404(a) means, at the applicable time, (a) any director or executive officer of UMB, (b) any nominee for the Board, (c) any beneficial owner of more than 5% of UMB stock, and (d) any immediate family member (as defined in Item 404) of any of these directors, executive officers, nominees, or beneficial owners. An indirect material interest can arise from a related person’s position or relationship with a firm, corporation, or other entity that engages in a transaction with UMB (excluding any interest arising only from the person’s position as a director of such an entity, the person’s direct or indirect ownership of less than a 10% interest in such a corporate entity, or the person’s position as a limited partner with less than a 10% interest in such a partnership entity).

No review, approval, or ratification, however, is required under the Statement of Policy or Process for a transaction (i) where the rates or charges involved are determined by competitive bids, (ii) involving the rendering of services as a common or contract carrier or a public utility at rates or charges fixed in conformity with law or governmental authority, (iii) involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services, (iv) where the interest of the related person arises solely from the ownership of UMB stock and all holders of UMB stock receive the same benefit on a pro rata basis, or (v) involving indebtedness extended by any of UMB’s banking subsidiaries if the extension of credit was made in the ordinary course of business, was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Key personnel in businesses or operations of UMB or its subsidiaries that could possibly engage in transactions with related persons are responsible for monitoring and reporting to the General Counsel any existing or contemplated transaction that may be covered by Item 404(a). Under the Statement of Policy and Process, the General Counsel will review this and other appropriate information, will inform the Audit Committee of any transaction that may require review, and will provide the Audit Committee with the information necessary to conduct the review. If any transaction is executed without the Audit Committee’s prior approval and the Audit Committee decides not to ratify it, UMB’s management will be directed by the Audit Committee to rescind or terminate the transaction as promptly and on as favorable of terms as feasible.

No member of the Audit Committee or the Compensation Committee participates in any review or consideration of any transaction involving the member, the member’s immediate family, or a related entity.

Under the Statement of Policy and Process, when considering whether to approve or ratify a transaction covered by Item 404(a), the Audit Committee will consider (A) the terms of the transaction, (B) whether consummation of the transaction is consistent with the best interests of UMB and its shareholders, (C) the benefits likely to accrue to UMB, (D) the extent of the related person’s interest in the transaction, (E) whether the transaction presents a heightened risk of conflicts of interest or improper valuation or the perception of such a conflict or valuation, (F) any impact the transaction may have on a director’s independence, (G) the availability of comparable products or services from sources other than the related person, (H) whether the transaction is on terms no less favorable than those generally available to an unaffiliated third party under the same or similar circumstances or on terms comparable to those provided to UMB’s employees generally, and (I) whether UMB is obtaining products or services of a nature, quantity, or quality or on other terms that are not readily available from alternative sources.

Transactions Since January 1, 2013

The Audit Committee has reviewed and approved the following transactions since January 1, 2013:

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R. Crosby Kemper, Jr.—who was the former Chair and Chief Executive Officer and a long-time executive of UMB, a holder of more than 5% of UMB stock, and the father of J. Mariner Kemper and Alexander C. Kemper—received $137,500 in fees for 2013 under a month-to-month consulting agreement with UMB. Mr. Kemper also was provided, under the consulting agreement, with appropriate business-expense reimbursement, an automobile, shared secretarial and administrative support, and office facilities. The consulting agreement was terminated by mutual consent in 2013. Mr. Kemper passed away on January 2, 2014.

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Alexander C. Kemper, J. Mariner Kemper, Thomas J. Wood III, and members of their immediate families own—and, prior to his passing on January 2, 2014, R. Crosby Kemper, Jr. owned—collectively a majority of the stock of Pioneer Service Corporation (“Pioneer”). Each of these named individuals also serve or served as executive officers of Pioneer. For more than 20 years, UMB has leased from Pioneer one or more commercial billboards located in the Kansas City metropolitan area and has used these billboards exclusively for UMB marketing. In December 2012, the then-existing three-year lease of two billboards (previously reviewed and approved by the Audit Committee) at an annual rental rate of $124,000 expired, and UMB negotiated an additional three-year renewal (2013-2015) at an annual rental rate of $122,000. Lease payments made to Pioneer during 2013 totaled $122,000 and, under the renewed lease, are expected to total $122,000 in each of 2014 and 2015.

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Since January 1, 2013, many of UMB’s directors, executive officers, more-than-5% beneficial owners, and their immediate family members and related entities have engaged in credit or other banking transactions with one or more of UMB’s banking subsidiaries in the ordinary course of the subsidiary’s business. Each transaction was made on substantially the same terms as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features.

The Compensation Committee has reviewed and approved the following transactions since January 1, 2013:

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Heather K. Miller—who is the daughter of the late R. Crosby Kemper, Jr. and the sister of J. Mariner Kemper and Alexander C. Kemper—is employed as the Executive Vice President of Marketing and Communications of UMB. Ms. Miller’s compensation in 2013 totaled $351,378, which included (1) $185,172 in salary, (2) $75,000 under UMB’s 2012 short-term incentive compensation program, and (3) service-based restricted stock, performance-based restricted stock, and non-qualified stock options under UMB’s 2013 long-term incentive compensation program that were valued at $91,206 on the grant date. Ms. Miller’s salary effective March 17, 2014, will be $192,000, and she has been awarded in 2014 (a) $75,000 under UMB’s 2013 short-term incentive compensation program and (b) service-based restricted stock, performance-based restricted stock, and non-qualified stock options under UMB’s 2014 long-term incentive compensation program that were valued at $93,000 on the grant date.

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Gary Wolf—who is the son-in-law of the late R. Crosby Kemper, Jr. and the brother-in-law of J. Mariner Kemper and Alexander C. Kemper—is a Senior Vice President—Institutional Investment Management Specialist for the Bank. Mr. Wolf’s compensation in 2013 totaled $225,000, which included (1) $150,000 in salary and (2) $75,000 under variable-pay plans. Mr. Wolf’s salary effective March 17, 2014, will be $150,000, and he (a) has been awarded in 2014 $25,000 under a variable-pay plan and (b) is eligible to earn incentive compensation under a 2014 variable-pay plan.

There has been no transaction since January 1, 2013, that is required to be reported under Item 404(a) but that did not require review and approval or ratification under the Statement of Policy and Process or for which the Statement of Policy and Process was not followed.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes material elements of the compensation that has been awarded to, earned by, or paid to the following named executive officers (the “Executives”) for all services rendered in all capacities to UMB and its subsidiaries for 2013:

•	J. Mariner Kemper, who is the Chairman and Chief Executive Officer of UMB;

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Michael D. Hagedorn, who was the Vice Chairman, Chief Financial Officer, and Chief Administrative Officer of UMB (during 2013 and until January 31, 2014) and who currently is the Vice Chairman of UMB and the President and Chief Executive Officer of the Bank (since January 31, 2014);

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Peter J. deSilva, who was the President and Chief Operating Officer of UMB and the Bank (during 2013 and until January 31, 2014) and who currently is the President and Chief Operating Officer of UMB and the Vice Chairman of the Bank (since January 31, 2014);

•	Andrew J. Iseman, who is the Chief Executive Officer of Scout Investments, Inc. (“Scout”); and

•	John P. Zader, who is the Chief Executive Officer of UMB Fund Services, Inc. (“UMBFS”).

This Compensation Discussion and Analysis also describes relevant actions involving the compensation of the Executives since the end of 2013 until the date of this proxy statement.

Objectives of Our Executive-Compensation Program

The Compensation Committee has adopted executive-compensation principles (the “Executive-Compensation Principles”) to guide its policies, practices, and decisions.

These Executive-Compensation Principles identify three goals for UMB’s executive-compensation program:

Design of Our Executive-Compensation Program

The following key considerations guide the Compensation Committee in structuring our executive-compensation program and in making individual compensation decisions:

2013 Business Highlights

All three goals of the executive-compensation program were reflected in our performance for 2013.

Despite persistent economic headwinds and a challenging business environment, we sustained a high level of operating and financial performance while staying true to our commitment to balanced risk-taking. We finished 2013—the year of our 100th anniversary—with record annual net income of $134.0 million or $3.25 per share ($3.20 diluted), which represented a 9.2% increase compared to 2012.

Some of our other business highlights for 2013 included:

•	High-Quality Credit

¡

We marked the 15th consecutive quarter of year-over-year loan growth, with average loan balances for the fourth quarter of 2013 reaching $6.5 billion or an increase of 19.2% over the same period in 2012.

¡	Our non-performing loans as a percentage of average loans stood at only 0.47% in the fourth quarter of 2013.

•	Diverse Revenue Streams

¡	Revenue from our fee-based businesses represented 59.6% of total revenue for 2013.

¡	Net interest income for the year increased $13.2 million, or 4.1%, compared to 2012.

¡	Noninterest income for the year increased $33.7 million, or 7.4%, compared to 2012.

¡	Total assets under management increased 27.9% to $41.4 billion as of December 31, 2013.

¡	Total assets under administration increased 22.4% to $191.0 billion as of December 31, 2013.

•	Low-Cost Funding

¡	Total deposits at December 31, 2013, were $13.6 billion, a 17.1% increase compared to December 31, 2012.

¡	Non-interest bearing deposits totaled 38.0% of total deposits at December 31, 2013.

•	Strong Balance Sheet

¡	Our Tier 1 capital ratio remained strong at 13.61%.

At the same time, we continued to increase the fundamental value of UMB and create long-term value for shareholders.

TOTAL SHAREHOLDER RETURN

December 1993 – December 2013

Source: SNL Financial

No element of this success would have been possible, of course, without us providing extraordinary service to our customers—including those who have been loyal to us for generations and those whom we are just coming to know. To them we owe the unparalleled customer experience, and without them we cannot continue to thrive.

Elements of Executive Compensation

We utilize four fundamental elements of compensation: (1) base salary, (2) short-term incentive compensation, (3) long-term incentive compensation, and (4) other benefits and perquisites.

Base Salary

Salary provides a market-competitive baseline of cash compensation, generally in the form of fixed bi-weekly payments. The Compensation Committee establishes the salaries of our Executives by (1) using peer-group and industry data to identify comparative medians and quartiles and (2) adjusting off the median and quartiles to reflect the Executive’s individual performance, strategic value, leadership, responsibilities, competency, and experience.

Short-Term Incentive Compensation

Short-term incentive compensation generally takes the form of cash and enables the Compensation Committee to provide a discretionary annual bonus that rewards superior performance primarily over the short term.

Messrs. Kemper, Hagedorn, and deSilva participate in the annual programs that are established for designated officers and other employees of UMB and its subsidiaries under the Short-Term Incentive Compensation Plan (as adopted by the Board, the “Umbrella STIP Plan”). In February, the Compensation Committee (1) approves the annual short-term incentive compensation program (the “STIP”) under the Umbrella STIP Plan and (2) identifies a target bonus percentage of the Executive’s salary based on comparative peer-group and industry data and the Executive’s position, strategic value, leadership, responsibilities, competency, and experience. In February of the following year, the Compensation Committee adjusts this percentage and the related bonus payment under the STIP based on the Executive’s individual risk-based performance and bonus-pool availability (which is a function of company-wide performance during the prior year).

Due to competitive considerations in their respective industries, Messrs. Iseman and Zader participate in individually tailored, annual variable-pay plans. In February—as with Messrs. Kemper, Hagedorn, and deSilva—the Compensation Committee identifies a target bonus percentage of the Executive’s salary based on comparative peer-group and industry data and the Executive’s position, strategic value, leadership, responsibilities, competency, and experience. In February of the following year, the Compensation Committee adjusts this percentage and the related bonus payment based on the Executive’s risk-based performance and bonus-pool availability (which is largely a function of the performance of Scout or UMBFS, respectively, during the prior year).

Long-Term Incentive Compensation

Long-term incentive compensation takes the form of performance-based restricted UMB stock (the “PBRS”), non-qualified options involving UMB stock (the “Options”), service-based restricted UMB stock (the “SBRS,” and together with the PBRS and the Options, the “Equity-Based Awards”), and deferred cash awards. All of these are used by the Compensation Committee to attract and retain talent and to reward superior performance primarily over the long term.

Messrs. Kemper, Hagedorn, deSilva, and Zader participate in the annual programs that are established for designated officers and other employees of UMB and its subsidiaries under the Long-Term Incentive Compensation Plan (as adopted by the Board and approved by our shareholders, the “Umbrella LTIP Plan”). In February, the Compensation Committee (1) approves the annual long-term incentive compensation program (the “LTIP”) under the Umbrella LTIP Plan, (2) establishes for PBRS under the LTIP one or more long-term objective performance standards from among those permitted under the Umbrella LTIP Plan—such as core earnings per share—that further the goals of our executive-compensation program, and (3) identifies the bonus percentage of the Executive’s salary, the mix of potential Equity-Based Awards, and the vesting periods for potential Equity-Based Awards based on comparative peer-group and industry data and the Executive’s position, strategic value, leadership, responsibilities, competency, and experience. In January of the year or years when the performance standard must be measured, the

Compensation Committee makes that determination and certifies whether related PBRS has been earned and has vested.

Each LTIP and the Umbrella LTIP Plan are designed to comply with Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code. As a result, the Compensation Committee has the discretion to make a downward—though not an upward—adjustment in Equity-Based Awards based on the Executive’s risk-based performance and other circumstances.

Mr. Iseman participates in the Scout Investments Retention and Annual Performance Program (the “SIRAPP”) associated with the Umbrella LTIP Plan. Through the SIRAPP, if Scout’s operating margin during a year (the “performance year”) equals or exceeds a specified threshold, an annual bonus pool is created in the following February using a percentage of the net income generated by Scout during the performance year in excess of a baseline. Each grant from this bonus pool (a) is approved by the Compensation Committee that following February, (b) is half in the form of a deferred cash award and half in the form of SBRS, and (c) vests in three equal installments on the first business day of the first, second, and third calendar years following the year of the grant. Mr. Iseman’s maximum percentage share of a potential bonus pool is set by the Compensation Committee in February of the applicable performance year and cannot later be adjusted upward.

The use of Equity-Based Awards generally, in the view of the Compensation Committee, aligns the interests of the Executives with those of our shareholders, incents forward-looking and sustained performance, and drives balanced risk-taking. In deciding on the mix of Equity-Based Awards, the Compensation Committee judges (i) PBRS to be especially useful for encouraging behavior that increases the fundamental value of UMB and creates long-term value for our shareholders, (ii) Options to be especially useful for encouraging behavior that increases the share price of UMB stock, and (iii) SBRS to be especially useful for retaining talent. The Compensation Committee also utilizes vesting periods for PBRS, Options, SBRS, and deferred cash awards to promote retention and to reward consistent and sustained performance.

Other Benefits and Perquisites

A variety of non-cash benefits and perquisites are offered in the markets and regions where UMB competes for executive talent. The Compensation Committee, however, generally favors the provision of standard benefits to all UMB employees (including the Executives) and a restrained and judicious use of perquisites.

The Compensation Committee and Our Executive-Compensation Process

The Compensation Committee has exclusive authority to determine the compensation of each Executive and other Section 16 Officer and to determine the equity-based compensation of all directors, officers, and employees of UMB. The Compensation Committee may not delegate this authority to any Executive or other employee of UMB but has authorized the Chair of the Compensation Committee (as well as any other member of the Compensation Committee designated by the Chair) to approve, on behalf of the entire Compensation Committee, compensation falling within its exclusive jurisdiction that is being offered to prospective new hires or at-risk employees.

Compensation decisions, including those for the Executives, are primarily made by the Compensation Committee in February after our Board has held its first meeting of the year and we have announced earnings and other financial results for the prior year. Messrs. Kemper, Hagedorn, and deSilva (collectively, the “Executive Management Team”), with assistance from our Organizational Effectiveness Department, review the performance of the other Section 16 Officers with the Compensation Committee and offer recommendations on the amount and mix of their compensation. Mr. Kemper does the same for Messrs. Hagedorn and deSilva. No Executive is present or participates with the Compensation Committee in the review of that individual’s own performance or in any recommendation or determination involving that individual’s own compensation.

The Compensation Committee also receives research, analytical services, advice, and recommendations from Hay Group, Inc. (“Hay”). Hay is a global management consulting firm and has served as a consultant to the

Compensation Committee since 2008. The Compensation Committee is directly responsible for the appointment, compensation, and oversight of Hay. As in prior years, Hay has supplied the Compensation Committee with advice on our executive-compensation principles, assessments of the structure and design of our executive-compensation program, comparative peer-group and industry data and analyses, updates on regulatory developments, and recommendations on the amount and mix of compensation for the Executives, other Section 16 Officers, and our directors. Representatives of Hay have attended, in person or by telephone, all of the Compensation Committee’s meetings since the beginning of 2013.

The Compensation Committee, in January 2013 and January 2014, considered the independence factors enumerated in SEC Rule 10C-1(b) and NASDAQ Listing Rule 5605(d) before selecting or receiving further advice from Hay. The Compensation Committee has not identified any work of Hay that raises a conflict of interest. Hay did not provide additional services to UMB or its affiliates—as opposed to the Compensation Committee—in an amount in excess of $120,000 during 2013.

Hay has provided the Compensation Committee with comparative analyses based on (1) proxy data from the peer group recommended by Hay and accepted by the Compensation Committee and (2) industry data from the Hay Group General Market Compensation Report. The peer group is selected primarily on the basis of asset size and standard industry classification codes and secondarily on the basis of other factors judged by the Compensation Committee to be relevant (such as annual revenue, geographic scope, and mix of business lines). The peer group used in February 2013 and February 2014 is the same one that was used in 2012:

BancorpSouth, Inc.	FirstMerit Corporation
BOK Financial Corporation	National Penn Bancshares, Inc.
Boston Private Financial Holdings, Inc.	Old National Bancorp
City National Corporation	Susquehanna Bancshares, Inc.
Commerce Bancshares, Inc.	Trustmark Corporation
Cullen/Frost Bankers, Inc.	Valley National Bancorp
First Citizens BancShares, Inc.	Webster Financial Corporation
First Midwest Bancorp, Inc.	Wintrust Financial Corporation

Other Executive-Compensation Policies and Practices

No Employment Agreements

The Compensation Committee generally disfavors employment agreements, and no Executive is a party to one with us. See “Potential Payments upon Termination or Change in Control” later in this proxy statement for more information.

Ownership of UMB Stock

The Board believes that stock-ownership guidelines for directors and senior officers further align their interests with those of our shareholders.

These stock-ownership guidelines are incorporated into our Governance Guidelines. Each director is expected, at a minimum, to own 4,000 shares of UMB stock, vested options with an in-the-money equivalent value, or a combination of the foregoing. Each of the following senior officers is expected, at a minimum, to own shares of UMB stock with the applicable market value, vested options with an in-the-money equivalent value, or a combination of the foregoing:

•	Chief Executive Officer – 5 times base salary;

•	President, Chief Operating Officer, and Chief Financial Officer – 4 times base salary; and

•	other Executive Vice Presidents and Senior Vice Presidents who participate in a long-term incentive compensation plan with an award level of 30% or more – 2 times base salary.

Unvested shares held through the Profit-Sharing Plan or the ESOP and unvested PBRS and SBRS are counted toward these minimums.

Each director or senior officer is expected to come into compliance with these stock-ownership guidelines within five years of being employed in or promoted to an applicable position. In January 2014, the Compensation Committee reviewed the holdings of our directors and Section 16 Officers as of December 31, 2013. All were found to be within the conformance period or in full compliance as of that date, except for one Section 16 Officer who owned 95% of the applicable minimum amount. The Executives fell within a range of 150% to 343% of their minimum amounts.

No Hedging of UMB Stock

Our Governance Guidelines prohibit directors and Executives from engaging in securities transactions to derive profit from short-term speculative swings in the value of UMB stock. Prohibited transactions include (1) a short sale (that is, a sale of borrowed securities by an investor who hopes to buy the securities later at a lower price and thus make a profit), (2) a short sale against the box (that is, a short sale of owned securities to lock in gains or prevent additional losses), (3) a put or call option (that is, a right to sell or buy securities at a specified price within a specified period of time), including a covered call, and (4) a hedge or any other type of derivative or speculative arrangement that has a similar economic effect without the full risk or benefit of ownership.

The Board believes that this prohibition further aligns the interests of directors and Executives with those of shareholders, facilitates compliance with insider-trading and other applicable laws, and aids in preventing directors and Executives from subjecting themselves to an actual or potential conflict of interest with UMB or creating the appearance of such a conflict.

Claw-Back of Compensation

In January 2012, the Board adopted a claw-back policy (the “Claw-Back Policy”) to formalize UMB’s right to recover cash- or equity-based incentive compensation that was awarded on the basis of incorrect or incomplete measurements of performance or illegal, dishonest, fraudulent, or intentional misconduct. The Claw-Back Policy was modeled on a similar policy initially adopted by the Compensation Committee in February 2010.

The Compensation Committee is charged with determining whether a recovery of incentive compensation is appropriate under the Claw-Back Policy and, if so, in what amount. The amount to be recovered, however, may not be less than that required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and related rules. A recipient must be notified within 36 months of the date when cash-based incentive compensation is received or equity-based incentive compensation vests in order for its recovery to be sought.

Say-on-Pay Advisory Vote

The Compensation Committee considered again in 2013 and 2014 the results of the non-binding say-on-pay advisory vote that was held at our 2011 annual meeting of shareholders. The compensation paid to our named executive officers at that time was overwhelmingly approved, with 98.2% of the votes that were cast being in favor.

The Compensation Committee has continued to interpret this vote as an endorsement of our executive-compensation principles and practices and the overall design and structure of our executive-compensation program.

Also at our 2011 annual meeting of shareholders, in what is commonly known as a non-binding say-when-on-pay advisory vote, our shareholders voted in favor of us holding say-on-pay advisory votes every third calendar year. Our next say-on-pay advisory vote is being held at this Annual Meeting. See “Proposal #3—Advisory Resolution Approving the Compensation Paid to UMB’s Named Executive Officers” later in this proxy statement.

Internal Revenue Code Section 162(m)

The use of PBRS under the Umbrella LTIP Plan is influenced in part by Section 162(m) of the Internal Revenue Code, which precludes a publicly held corporation from deducting specified compensation paid to an Executive in excess of $1.0 million for the taxable year. Performance-based compensation, however, is fully deductible if conditions identified in Section 162(m) and Treasury Regulation § 1.162-27 are satisfied.

In structuring Equity-Based Awards, the Compensation Committee considers—though is not rigidly constrained in its decisionmaking by—the provisions of Section 162(m) and associated consequences for UMB’s tax position. Compensation that cannot be deducted under Section 162(m) may be approved to the extent judged by the Compensation Committee to be appropriate and in the best interests of UMB and its shareholders.

Options

The Compensation Committee generally grants Options at a price equal to the closing market price of UMB stock on the grant date and uses the Black-Scholes model to establish their value. The Compensation Committee has exclusive authority over the grant date for each Option. No grant date is selected for the purpose of affording an advantage to directors, officers, or employees of UMB due to an actual or anticipated public disclosure of material information relating to UMB (positive or negative) or any other information that would be likely to affect the value of the related Options.

Compensation Awarded to the Executives for 2013

General Considerations for 2013

The Compensation Committee weighed a number of general considerations in setting the compensation of each Executive for 2013. In doing so, rigid and formulaic approaches were avoided in favor of more holistic assessments that took account of both quantitative and qualitative factors.

Prominent among the Compensation Committee’s considerations was the performance of UMB and the long-term value created for shareholders.

•

When making compensation assessments and decisions in February 2013—which covered 2013 salary, long-term incentive compensation under the 2013 LTIP, and 2013 benefits and perquisites—the Compensation Committee reviewed UMB’s performance in 2012. Earnings that year grew 15.3% to $122.7 million or $3.07 per share ($3.04 diluted). Revenue from fee-based businesses represented 58.9% of total revenue. Net interest income for 2012 increased $3.1 million or 1.0% compared to 2011, and noninterest income increased $43.8 million or 10.6%. Total assets under management increased 18.4% to $33.1 billion for 2012. And we experienced the 11th consecutive quarter of year-over-year loan growth, with average loan balances for the fourth quarter of 2012 reaching $5.4 billion or an increase of 11.6% over the same period in 2011.

•

When taking actions involving 2013 compensation in February 2014—which covered short-term incentive compensation under the 2013 STIP and awards for 2013 under variable-pay plans and the SIRAPP—the Compensation Committee reviewed UMB’s performance in 2013. See “2013 Business Highlights” earlier in this Compensation Discussion and Analysis.

Hay and our Organizational Effectiveness Department also presented the Compensation Committee with comparative peer-group and industry analyses of the compensation previously paid to the Executives.

•

In February 2013, data taken from 2012 was reviewed. For total compensation on a peer-group basis, Mr. Kemper stood at 89% of the 50th percentile (“P50”), Mr. Hagedorn at 96% of P50, and Mr. deSilva at 163% of P50. On an industry basis, Mr. Kemper stood at 85% of P50, Mr. Hagedorn at 92% of P50, and

Mr. deSilva at 109% of P50. Based on industry data from McLagan, Mr. Iseman’s total compensation stood at 43% of P50. Based on industry data from McLagan and other sources, Mr. Zader’s total compensation stood at 138% of P50.

•

In February 2014, data drawn from 2013 was reviewed, and the analyses took into account the new roles assumed by Messrs. Hagedorn and deSilva effective January 31, 2014. See “Overview” earlier in this Compensation Discussion and Analysis. For total compensation on a peer-group basis, Mr. Kemper stood at 83% of P50, Mr. Hagedorn at 69% of P50, and Mr. deSilva at 127% of P50. On an industry basis, Mr. Kemper stood at 96% of P50, Mr. Hagedorn at 104% of P50, and Mr. deSilva at 139% of P50. Based on industry data from McLagan, Mr. Iseman’s total compensation stood at 42% of P50. Based on industry data from McLagan and other sources, Mr. Zader’s total compensation stood at 154% of P50.

The Compensation Committee noted as well that 58.9% and 59.6% of our revenue in 2012 and 2013, respectively, had come from fee-based businesses and that the diversity in our business model had contributed significantly to the financial, business, and operational successes enjoyed in 2012 and 2013. In this context, the Compensation Committee observed that the industry data better reflected our mix of business lines than that of the peer group and, as a result, afforded slightly more weight to the industry analyses.

To aid its deliberations on how the different elements of compensation relate to one another, fit together to form a total compensation package, and further the goals of our executive-compensation program, the Compensation Committee in February 2013 and February 2014 reviewed a tally sheet for each Executive. This tally sheet reflected the value of each element of compensation to the Executive in 2012 or 2013 respectively, any additional element that was realizable but not realized by the Executive in 2012 or 2013 respectively (for example, options that had vested in or prior to 2012 or 2013 but that had not yet been exercised), and the cumulative value of awards that were not yet realizable (for example, unvested options, UMB stock still subject to restrictions and forfeiture, and cash- or equity-based awards that could be received upon death, disability, qualified retirement, or a change in control of UMB).

Considerations Involving Short-Term Incentive Compensation for 2013

In February 2013—similar to its approach in the prior year and consistent with the preference for performance-based compensation standards, market-based compensation, and company-wide goals—the Compensation Committee approved a 2013 STIP with a bonus pool tied to UMB’s core after-tax net income (with interpolation between rows):

2013 Core After-Tax Net Income as a Percentage of the Financial Target	2013 Core After-Tax Net Income	2013 STIP Bonus Pool Funding as a Percentage of the Targeted Bonus Pool	2013 STIP Bonus Pool (as adjusted in February 2014 to accommodate changes in participants during 2013)

< 80%	Less Than $98.3 Million	0%	$0

80%	$98.3 Million	50%	$3.4 Million

90%	$110.6 Million	75%	$5.1 Million

100%	$122.9 Million	100%	$6.7 Million

110%	$135.2 Million	125%	$8.4 Million

120%	$147.5 Million	150%	$10.1 Million

130% or Greater	$159.8 Million or More	200%	$12.8 Million (Capped)

“Core” income, earnings, or similar financial results are based on the corresponding results as reported under generally accepted accounting principles, with discretion reserved to make objective adjustments for gains, losses, or circumstances that the Compensation Committee identifies as being fair and appropriate—such as (1) a gain or loss on the sale of non-earning assets, (2) a gain or loss on the sale or discontinuance of a business, product, or service, (3) a gain or loss on a branch closing, (4) expenses associated solely with the acquisition of a business, (5) severance costs, and (6) litigation reserves. The Compensation Committee retained exclusive authority over the calculation of core after-tax net income under the 2013 STIP and the right to consult with the Audit Committee to the extent appropriate.

In February 2014, the Compensation Committee determined that core after-tax net income under the 2013 STIP had been $130.6 million, which represented 106.2% of the target and resulted in a bonus pool of $7.8 million. The Compensation Committee also exercised its discretion under the 2013 STIP to increase the pool by $0.6 million to $8.4 million. Individual awards approved and distributed to Messrs. Kemper, Hagedorn, and deSilva from the pool are described later in this section.

For Mr. Iseman—consistent with the preference for performance-based compensation standards, market-based compensation, and, in this case, primarily business-line goals—the Compensation Committee in February 2013 approved a variable-pay plan with the following goals: (a) Scout’s performance in 2013, with a focus on both revenue and pre-allocation net income (70%), (b) Scout’s net inflows for funds and separately managed accounts (10%), (c) UMB’s net income (10%), and (d) leadership and management at Scout and within UMB (10%).

For the same reasons, a variable-pay plan with equivalent goals was approved for Mr. Zader as well: (i) UMBFS’s performance in 2013, with a focus on new-business annualized sales and net income after service charges (70%), (ii) UMBFS’s service standards, customer retention, risk profile, and similar matters (10%), (iii) UMB’s net income (10%), and (iv) leadership and management at UMBFS and within UMB (10%).

Considerations Involving Long-Term Incentive Compensation for 2013

In February 2013—consistent with the preference for performance-based compensation standards, longer performance periods, equity-based compensation, market-based compensation, and company-wide goals—the Compensation Committee approved an LTIP with a performance standard for PBRS based on three-year (2013, 2014, and 2015) cumulative after-tax core earnings per share (“3-Year EPS”). A threshold level and a target level for 3-Year EPS were established under the 2013 LTIP, using the budget approved by the Board in 2013 as a baseline and historical compound annual growth rates in net income for projections in 2014 and 2015. Achieving the target level of 3-Year EPS would result in 100% of the PBRS being earned, while reaching the threshold level would result in 50% of the PBRS being earned. If 3-Year EPS were to fall between those two levels, the percentage earned would be interpolated. Failing to meet the threshold level would result in 0% of the PBRS being earned.

The Compensation Committee concluded that achieving the target level would require substantial growth in UMB’s businesses and operations as well as enhanced financial performance and that, given the challenging economic and business conditions, a 100% award would be commensurate with such a result. The threshold level also was viewed as a challenging goal in light of existing and forecasted conditions and, therefore, as commensurate with a 50% award. In setting these levels, the Compensation Committee also noted the lack of any upside award if performance were to exceed the target level and the hard floor at the threshold level. As with the 2013 STIP, the Compensation Committee retained exclusive authority over the calculation of 3-Year EPS, the right to consult with the Audit Committee to the extent appropriate, and the right to make objective adjustments in the calculations.

To promote retention and to reward consistent and sustained performance, the Compensation Committee decided on the following vesting periods for Equity-Based Awards under the 2013 LTIP:

Years after Grant	SBRS	PBRS	Options

< 3 Years	0%	0%	0%

3 Years	50%	Percentage Based on	50%

4 Years	75%	3-Year EPS	75%

5 Years	100%	(2013, 2014, and 2015)	100%

As discussed earlier for Mr. Iseman—consistent with the preference for performance-based compensation standards, equity-based compensation, market-based compensation, and, in this case, primarily business-line goals—the Compensation Committee in February 2013 approved his participation in the SIRAPP rather than the 2013 LTIP.

Mr. Kemper’s Compensation for 2013

The Compensation Committee believes that, as Chairman and Chief Executive Officer, Mr. Kemper should be evaluated primarily on the basis of the risk-based performance of UMB and its segments—such as financial results against budget, continued success in diversifying revenue streams, increased efficiency, and succession planning—as well as his leadership and strategic vision.

In February 2013, the Compensation Committee assessed Mr. Kemper’s performance during 2012 in this context. Based on the financial, business, and operational successes of UMB and his dynamic leadership, commercial-lending acumen, and balanced risk-taking, that performance was judged favorably. As a result—consistent with the preference for performance-based compensation standards, longer performance periods, equity-based compensation, market-based compensation, and company-wide goals—the Compensation Committee raised Mr. Kemper’s 2013 STIP target percentage to 100% and his 2013 LTIP percentage to 110% while holding the increase in his salary for 2013 to 3%.

In addition, due to Mr. Kemper’s role as Chairman and Chief Executive Officer and as a member of the Executive Management Team, the Compensation Committee concluded that his Equity-Based Awards should be weighted more toward PBRS and Options. This approach, in the Compensation Committee’s view, would further orient his incentives toward increasing the fundamental value of UMB, creating long-term value for shareholders, and increasing the share price of UMB stock. On this basis, the Equity-Based Awards for Mr. Kemper under the 2013 LTIP took the following form: 40% in PBRS, 35% in Options, and 25% in SBRS.

In February 2014, the Compensation Committee adopted the same approach to evaluating Mr. Kemper’s contributions. Based on the successful risk-based performance of UMB and its segments during 2013, his sustained level of achievement in leading UMB through the aftermath of the global financial crisis, and his tenure in the role, the Compensation Committee concluded that his total compensation should be moved gradually over time to a point between the 50th and 75th percentiles of comparable chief executive officers and should have an increasing emphasis on equity-based compensation. This approach would strike the proper balance between rewarding current performance and creating forward-looking incentives and would enable the Compensation Committee to alter course if performance were to fall off. On this basis, the Compensation Committee decided (1) to base Mr. Kemper’s bonus under the 2013 STIP on the average percentage award granted to the top 50 officers, which equaled 135% (based on his target of 100%) and resulted in a bonus of $1,077,638, (2) to raise his salary for 2014 to $862,110 (an 8% increase compared to 2013), and (3) to base his grant under the 2014 LTIP on 2014 rather than 2013 salary and to approve an award at 139% with a value equal to $1.2 million. His Equity-Based Awards under the 2014 LTIP retained the same split with 40% in PBRS, 35% in Options, and 25% in SBRS.

This is an outline of Mr. Kemper’s compensation for 2013 compared to 2012:

Executive	Salary			STIP Award		LTIP Grant

	2013 (Effective March 18, 2013)	2012 (Effective March 19, 2012)	Increase	2013 (Determined and Paid in February 2014)	2012 (Determined and Paid in February 2013)	2013 (Determined and Fixed in February 2013)	2012 (Determined and Fixed in February 2012)

J. Mariner Kemper	$798,250	$775,000	3%	$1,077,638 (135% of 12/31/13 Salary from a Target of 100% of 12/31/13 Salary)	$761,438 (98% of 12/31/12 Salary from a Target of 75% of 12/31/12 Salary)	Value of $852,500 (110% of 12/31/12 Salary)	Value of $720,000 (100% of 12/31/11 Salary)

Mr. Hagedorn’s Compensation for 2013

Mr. Hagedorn’s objectives in 2012 were focused, in particular, on financial reporting and related controls, risk-management processes, investments in our information-technology infrastructure, and management of our investment portfolio. The Compensation Committee gave Mr. Hagedorn high marks across the board for his leadership and risk-based performance in 2012. As a result—consistent with the same preferences noted in connection with Mr. Kemper—the Compensation Committee in February 2013 raised his 2013 STIP target percentage to 60% and his 2013 LTIP percentage to 80% while holding the increase in his salary for 2013 to 3%.

In addition, due to Mr. Hagedorn’s role as a member of the Executive Management Team, the Compensation Committee concluded that his Equity-Based Awards—like those for Mr. Kemper—should be weighted more toward PBRS and Options to further align his interests with those of shareholders. On this basis, the Equity-Based Awards for Mr. Hagedorn under the 2013 LTIP took the following form: 40% in PBRS, 35% in Options, and 25% in SBRS.

The Compensation Committee also determined that market and retention considerations warranted an additional grant of SBRS to Mr. Hagedorn under the 2013 LTIP with an aggregate value of $300,000 and a ratable vesting period of three years.

For 2013, Mr. Hagedorn’s objectives spanned financial reporting and related controls, management of our capital expenditures, and a reorganization of our functional lines. In addition, on January 31, 2014, he was named President and Chief Executive Officer of the Bank while retaining his title as Vice Chairman of UMB. Based on his productivity and leadership in 2013, the sustained upward trajectory in his performance, and his expanded responsibilities in 2014, the Compensation Committee in February 2014 concluded that Mr. Hagedorn’s total compensation also should be moved gradually over time to a point between the 50th and 75th percentiles of comparable executives and should have an increasing emphasis on equity-based compensation. A decision was thus made (1) to base his bonus under the 2013 STIP on the average percentage award granted to the top 50 officers, which equaled 81% (based on his target of 60%) and resulted in a bonus of $321,206, (2) to raise his salary for 2014 to $428,274 (an 8% increase compared to 2013), and (3) to base his grant under the 2014 LTIP on 2014 rather than 2013 salary and to approve an award at 105% with a value equal to $450,000. His Equity-Based Awards under the 2014 LTIP retained the same split with 40% in PBRS, 35% in Options, and 25% in SBRS.

This is an outline of Mr. Hagedorn’s compensation for 2013 compared to 2012:

Executive	Salary			STIP Award		LTIP Grant

	2013 (Effective March 18, 2013)	2012 (Effective March 19, 2012)	Increase	2013 (Determined and Paid in February 2014)	2012 (Determined and Paid in February 2013)	2013 (Determined and Fixed in February 2013)	2012 (Determined and Fixed in February 2012)

Michael D. Hagedorn	$396,550	$385,000	3%	$321,206 (81% of 12/31/13 Salary from a Target of 60% of 12/31/13 Salary)	$277,393 (72% of 12/31/12 Salary from a Target of 55% of 12/31/12 Salary)	Value of $308,000 (80% of 12/31/12 Salary) Plus Value of $300,000 (Grant of SBRS with Ratable 3-Year Vesting)	Value of $245,000 (70% of 12/31/11 Salary)

Mr. deSilva’s Compensation for 2013

Mr. deSilva’s objectives in 2012 reflected an emphasis on the performance of Scout, sales in corporate and institutional banking, management of the Bank’s business lines, the growth of Prairie Capital Management, LLC (an investment-advisory subsidiary of UMB referred to as “PCM”), and investments in our technology platform. Measured against this backdrop, the Compensation Committee found Mr. deSilva to have performed at a high level in 2012. As a result—consistent with the same preferences noted in connection with Messrs. Kemper and Hagedorn—the Compensation Committee in February 2013 raised his 2013 STIP target percentage to 65%, maintained his 2013 LTIP percentage at 100%, and held the increase in his salary for 2013 to 3%.

In addition, due to Mr. deSilva’s role as a member of the Executive Management Team, the Compensation Committee concluded that his Equity-Based Awards—like those for Messrs. Kemper and Hagedorn—should be weighted more toward PBRS and Options to further align his interests with those of shareholders. On this basis, the Equity-Based Awards for Mr. deSilva under the 2013 LTIP took the following form: 40% in PBRS, 35% in Options, and 25% in SBRS.

The Compensation Committee also determined that market and retention considerations warranted an additional grant of 10,969 SBRS to Mr. deSilva under the 2013 LTIP with a ratable vesting period of three years. Of this total, 7,000 SBRS were granted in February 2013 and 3,969 SBRS (plus 16 SBRS to account for missed dividends) were granted in May 2013.

For 2013, Mr. deSilva’s objectives encompassed the performance of PCM, the strategic growth of healthcare services, sales in corporate and institutional banking, and operational priorities, with other responsibilities extending to consumer products, private wealth management, and asset servicing. In addition, on January 31, 2014, he was named Vice Chairman of the Bank and shifted his focus even more to the growth and efficiency of our fee-based businesses as President and Chief Operating Officer of UMB. Based on his results in 2013, his continued leadership of our diversified business lines, and his new responsibilities in 2014, the Compensation Committee in February 2014 (1) based his bonus under the 2013 STIP on the average percentage award granted to the top 50 officers, which equaled 88% (based on his target of 65%) and resulted in a bonus of $564,891, (2) raised Mr. deSilva’s salary for 2014 to $669,500 (a 4% increase compared to 2013), and (3) based his grant under the 2014 LTIP on 2014 rather than 2013 salary and approved an award at 97% with a value equal to $650,000. His Equity-Based Awards under the 2014 LTIP retained the same split with 40% in PBRS, 35% in Options, and 25% in SBRS.

This is an outline of Mr. deSilva’s compensation for 2013 compared to 2012:

Executive	Salary			STIP Award		LTIP Grant

	2013 (Effective March 18, 2013)	2012 (Effective March 19, 2012)	Increase	2013 (Determined and Paid in February 2014)	2012 (Determined and Paid in February 2013)	2013 (Determined and Fixed in February 2013)	2012 (Determined and Fixed in February 2012)

Peter J. deSilva	$643,750	$625,000	3%	$564,891 (88% of 12/31/13 Salary from a Target of 65% of 12/31/13 Salary)	$450,313 (72% of 12/31/12 Salary from a Target of 55% of 12/31/12 Salary)	Value of $625,000 (100% of 12/31/12 Salary) Plus Value of $528,193 (Grant of 10,985 SBRS with Ratable 3-Year Vesting)	Value of $600,000 (100% of 12/31/11 Salary)

Mr. Iseman’s Compensation for 2013

Mr. Iseman’s objectives in 2012 were grounded primarily in Scout’s performance—including revenue, pre-allocation net income, and net inflows—and secondarily in his leadership of Scout and the performance of UMB. In February 2013—against the backdrop of the Compensation Committee’s preference to retain a heavier emphasis on incentive compensation for Mr. Iseman through his variable-pay plan and the SIRAPP and in light of the sizeable awards that had been granted to him under those plans based on 2012 performance—a decision was made to keep his salary at the same level for 2013 and to hold the target percentage under his variable-pay plan at 100%.

Objectives for Mr. Iseman in 2013 were cast in substantially the same form as those in 2012. See “Compensation Awarded to the Executives for 2013—Considerations Involving Short-Term Incentive Compensation for 2013” earlier in this Compensation Discussion and Analysis. In February 2014, the Compensation Committee used both quantitative and qualitative assessments in judging his performance in 2013 and awarded a bonus under his variable-pay plan at 151% of salary on December 31, 2013, which equaled $625,000. In addition, under the SIRAPP, the Compensation Committee determined that Scout’s operating margin during 2013 had exceeded the required threshold and that the annual bonus pool totaled $4.2 million. Mr. Iseman’s maximum percentage share of this bonus pool had been set by the Compensation Committee in February 2013 at 20%, but in light of the pool’s greater-than-expected size and the desire to share more of the profit with others at Scout, he was awarded 17.15%: $359,979 in a ratable three-year deferred cash award and $359,979 in a ratable three-year grant of SBRS. See “Elements of Executive Compensation—Long-Term Incentive Compensation” earlier in this Compensation Discussion and Analysis for more information on the SIRAPP.

Further—consistent with the preference for performance-based compensation standards, equity-based compensation, market-based compensation, and, in this case, primarily business-line goals—the Compensation Committee decided to keep Mr. Iseman’s salary at the same level for 2014 and hold his maximum percentage share of the potential 2014 SIRAPP bonus pool to 17.15% but to increase the target percentage under his variable-pay plan to 125% of salary as of December 31, 2014.

This is an outline of Mr. Iseman’s compensation for 2013 compared to 2012:

Executive	Salary			Variable-Pay Award		SIRAPP Award

	2013 (Effective March 18, 2013)	2012 (Effective March 19, 2012)	Increase	2013 (Determined and Paid in February 2014)	2012 (Determined and Paid in February 2013)	2013 (Maximum Percentage Determined and Fixed in February 2013)	2012 (Maximum Percentage Determined and Fixed in 2012)

Andrew J. Iseman	$415,000	$415,000	0%	$625,000 (151% of 12/31/13 Salary from a Target of 100% of 12/31/13 Salary)	$456,600 (110% of 12/31/12 Salary from a Target of 100% of 12/31/12 Salary)	$719,958 (17.15% of SIRAPP Pool—Half in Deferred Cash Award and Half in SBRS—with Ratable 3-Year Vesting)	$288,634

(20% of
SIRAPP
Pool—Half in
Deferred
Cash Award
and Half in
SBRS—with
Ratable

3-Year

Vesting)

Plus

Value of

$197,500

(50% of
12/31/11
Salary under
2012 LTIP)

Plus

Value of
$440,900

(Additional
Grant of
10,000 SBRS
with Cliff
3-Year Vesting)

Mr. Zader’s Compensation for 2013

Mr. Zader’s objectives in 2012 were based primarily on UMBFS’s performance—including new-business annualized sales and net income after service charges—and secondarily on his leadership of UMBFS and the performance of UMB. As with Mr. Iseman, the Compensation Committee used both quantitative and qualitative assessments in judging Mr. Zader’s performance in 2012. In February 2013—consistent with the same preferences noted in connection with the Executive Management Team—the Compensation Committee raised the target percentage under his variable-pay plan to 75%, maintained his 2013 LTIP percentage at 50%, and held the increase in his salary for 2013 to 3%.

In addition, due to Mr. Zader’s executive leadership role within UMB, the Compensation Committee concluded that his Equity-Based Awards should be weighted more toward PBRS and Options though to a slightly lesser degree than those for the Executive Management Team. On this basis, the Equity-Based Awards for Mr. Zader under the 2013 LTIP took the following form: 35% in PBRS, 35% in Options, and 30% in SBRS.

Objectives for Mr. Zader in 2013 took substantially the same form as those in 2012. See “Compensation Awarded to the Executives for 2013—Considerations Involving Short-Term Incentive Compensation for 2013” earlier in this Compensation Discussion and Analysis. In February 2014, the Compensation Committee again used both quantitative and qualitative assessments in evaluating his performance for the prior year and awarded a bonus under his variable-pay plan at 110% of salary on December 31, 2013, which represented a 147% increase in his 75% target and equaled $385,000.

Further—consistent with the preference for performance-based compensation standards, equity-based compensation, market-based compensation, and, in this case, primarily business-line goals—the Compensation Committee decided to raise Mr. Zader’s salary by 3% to $360,800 for 2014 and increase the target percentage under his variable-pay plan to 80% of salary as of December 31, 2014, but to hold his grant under the 2014 LTIP at 50%. His Equity-Based Awards under the 2014 LTIP retained the same split with 35% in PBRS, 35% in Options, and 30% in SBRS.

This is an outline of Mr. Zader’s compensation for 2013 compared to 2012:

Executive	Salary			Variable-Pay Award		LTIP Grant

	2013 (Effective March 18, 2013)	2012 (Effective March 19, 2012)	Increase	2013 (Determined and Paid in February 2014)	2012 (Determined and Paid in February 2013)	2013 (Determined and Fixed in February 2013)	2012 (Determined and Fixed in February 2012)

John P. Zader	$350,000	$340,000	3%	$385,000 (110% of 12/31/13 Salary from a Target of 75% of 12/31/13 Salary)	$300,000 (88% of 12/31/12 Salary from a Target of 70% of 12/31/12 Salary)	Value of $170,000 (50% of 12/31/12 Salary)	Value of $162,500 (50% of 12/31/11 Salary)

PBRS Certified in January 2014 as Having Vested under the 2011 LTIP

In February 2011—consistent with the preference for performance-based compensation standards, longer performance periods, equity-based compensation, market-based compensation, and company-wide goals—the Compensation Committee had approved an LTIP with a performance standard for PBRS based on 3-Year EPS (2011, 2012, and 2013). Its design and structure were substantially similar to the 2013 LTIP described earlier in this section.

In January 2014, the Compensation Committee reviewed UMB’s financial results from 2011 through 2013 and certified that the 3-Year EPS under the 2011 LTIP had exceeded the target level and that 100% of the performance standard had been achieved. As a result, the following PBRS (including additional shares of UMB stock that had been purchased with dividends on the PBRS initially granted) were released to the Executives free of restrictions and risk of forfeiture: (1) 6,205 shares to Mr. Kemper, (2) 2,260 shares to Mr. Hagedorn, (3) 5,650 shares to Mr. deSilva, (4) 1,655 shares to Mr. Iseman, and (5) 1,213 shares to Mr. Zader.

Deferred Compensation Plan

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Executives and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement or termination or until another specified event occurs. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. All of the Executives were eligible to participate in this plan, and one elected to defer income in 2013.

Benefits and Perquisites

Each Executive receives standard benefits—including health insurance, disability insurance, life insurance, 401(k)-plan matching contributions, and profit-sharing contributions—which are provided on the same terms to all UMB employees who have met minimum service requirements, except to the extent that a benefit (such as disability insurance) is calculated as a percentage of salary. We regularly assess these benefits against those of our peer group to remain competitive.

The Compensation Committee generally approves limited perquisites when appropriate to attract or retain talent, when a particular benefit inures to UMB, or when the value to the Executive or other officer is greater than UMB’s cash outlay. For example, club dues and fees are paid on behalf of Executives and other designated officers who are charged with meaningful business-generation responsibilities and who appreciate the administrative convenience associated with a corporate-paid membership. Similarly, affording a modest allowance to the Executives and other senior officers for tax preparation and financial planning (1) enables UMB to ensure that no potential conflict of interest arises in a senior officer’s choice of such a professional, (2) can result in cost savings based on the number of officers using a common professional, and (3) is administratively convenient for the participating officers. See “Compensation Tables—2013 Summary Compensation” later in this proxy statement for detailed information about the perquisites provided to the Executives.

Additional Payments or Benefits

The Executives, in addition to other officers, may be entitled to receive accelerated payments or other awards under the Umbrella LTIP Plan, the SIRAPP, the Umbrella STIP Plan, or a variable-pay plan in limited circumstances (such as death, disability, retirement, or a change in control of UMB). See “Potential Payments upon Termination or Change in Control” later in this proxy statement for additional information.

Executive-Compensation Actions in 2014

Earlier discussions of each Executive’s compensation for 2013 address actions that were taken by the Compensation Committee in 2014 and that could affect a fair understanding of 2013 compensation. See “Compensation Awarded to the Executives for 2013” earlier in this Compensation Discussion and Analysis. These are outlines of those actions:

Executive	Salary			STIP		LTIP Grant

	2014 (Effective March 17, 2014)	2013 (Effective March 18, 2013)	Increase	2014 (Determined and Paid in February 2015)	2013 (Determined and Paid in February 2014)	2014 (Determined and Fixed in February 2014)	2013 (Determined and Fixed in February 2013)

J. Mariner Kemper	$862,110	$798,250	8%	Target of 100% of 12/31/14 Salary	$1,077,638 (135% of 12/31/13 Salary from a Target of 100% of 12/31/13 Salary)	Value of $1,200,000 (139% of 3/17/14 Salary)	Value of $852,500 (110% of 12/31/12 Salary)

Michael D. Hagedorn	$428,274	$396,550	8%	Target of 65% of 12/31/14 Salary	$321,206 (81% of 12/31/13 Salary from a Target of 60% of 12/31/13 Salary)	Value of $450,000 (105% of 3/17/14 Salary)	Value of $308,000 (80% of 12/31/12 Salary) Plus Value of $300,000 (Grant of SBRS with Ratable 3-Year Vesting)

Peter J. deSilva	$669,500	$643,750	4%	Target of 65% of 12/31/14 Salary	$564,891 (88% of 12/31/13 Salary from a Target of 65% of 12/31/13 Salary)	Value of $650,000 (97% of 3/17/14 Salary)	Value of $625,000 (100% of 12/31/12 Salary) Plus Value of $528,193 (Grant of 10,985 SBRS with Ratable 3-Year Vesting)

Executive	Salary			Variable-Pay Plan		SIRAPP

	2014 (Effective March 17, 2014)	2013 (Effective March 18, 2013)	Increase	2014 (Determined and Paid in February 2015)	2013 (Determined and Paid in February 2014)	2014 (Maximum Percentage Determined and Fixed in February 2014)	2013 (Maximum Percentage Determined and Fixed in February 2013)

Andrew J. Iseman	$415,000	$415,000	0%	Target of 125% of 12/31/14 Salary	$625,000 (151% of 12/31/13 Salary from a Target of 100% of 12/31/13 Salary)	17.15% of Potential SIRAPP Pool	$719,958 (17.15% of SIRAPP Pool—Half in Deferred Cash Award and Half in SBRS—with Ratable 3-Year Vesting)

Executive	Salary			Variable-Pay Plan		LTIP Grant

	2014 (Effective March 17, 2014)	2013 (Effective March 18, 2013)	Increase	2014 (Determined and Paid in February 2015)	2013 (Determined and Paid in February 2014)	2014 (Determined and Fixed in February 2014)	2013 (Determined and Fixed in February 2013)

John P. Zader	$360,800	$350,000	3%	Target of 80% of 12/31/14 Salary	$385,000 (110% of 12/31/13 Salary from a Target of 75% of 12/31/13 Salary)	Value of $175,000 (50% of 12/31/13 Salary)	Value of $170,000 (50% of 12/31/12 Salary)

A more detailed discussion of each Executive’s compensation for 2014 will be included in the proxy statement for our 2015 annual meeting of shareholders. Of note, on January 31, 2014, Brian J. Walker was named Chief Financial Officer of UMB while retaining his title as Chief Accounting Officer, and as a result, we expect that he will be a named executive officer in our 2015 proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth earlier in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in UMB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and this proxy statement.

Greg M. Graves, Chair

David R. Bradley, Jr.

Thomas D. Sanders

Paul Uhlmann III

COMPENSATION POLICIES AND PRACTICES RELATING TO RISK MANAGEMENT

At least annually, an incentive-compensation risk assessment is prepared by our Corporate Risk Services and Organizational Effectiveness Departments and is presented to the Compensation Committee. This risk assessment is designed to ascertain whether our incentive-compensation arrangements generate incentives that properly balance risk and reward, are compatible with effective controls and risk management (including the Interagency Guidance on Sound Incentive Compensation Policies issued by the federal banking agencies), are overseen through a strong corporate-governance structure, and ultimately ensure that UMB’s safety and soundness are adequately protected.

In February 2014, the Compensation Committee reviewed and deliberated on (1) the annual incentive-compensation risk assessment, (2) the Executive-Compensation Principles adopted by the Compensation Committee, (3) UMB’s compensation policies and practices, (4) whether or how UMB’s compensation policies and practices may incent an employee to engage in higher-risk activities, (5) whether or how any short-term incentives may have an impact on long-term risk, (6) whether or how claw-backs or hold-backs are utilized or deemed appropriate, (7) whether or how changes in UMB’s risk profile may require changes in its compensation policies and practices, (8) how to appropriately monitor UMB’s compensation policies and practices to ensure that its risk-management objectives are being met, and (9) the existence and effectiveness of controls, policies, or practices that may be in place to mitigate or balance the risks associated with UMB’s compensation policies or practices. Based on this review, the Compensation Committee concluded that the compensation policies and practices relating to executive officers and other employees of UMB and its subsidiaries do not create risks that are reasonably likely to have a material adverse effect on UMB. This conclusion will be reported to the Board at its next regular meeting.

COMPENSATION TABLES

2013 SUMMARY COMPENSATION

This table summarizes the compensation of the Executives for each of our last three completed fiscal years. Their compensation for 2013 is discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)

J. Mariner Kemper	2013	792,885		554,070	298,366	1,077,638		26,495 (6)	2,749,453
Chairman and CEO	2012	762,308		467,969	251,997	761,438		27,001	2,270,712
	2011	695,765		399,707	215,247	655,200		20,651	1,986,570

Michael D. Hagedorn	2013	393,885		500,104	107,796	321,206		37,771 (7)	1,360,762
Vice Chairman, CFO,	2012	376,923		159,201	85,743	277,393		36,555	935,814
and CAO	2011	343,077		198,066	78,395	269,500		33,363	922,401

Peter J. deSilva	2013	639,423		934,402	218,748	564,891		55,296 (8)	2,412,760
President and COO	2012	619,231		389,947	209,996	450,313		48,190	1,717,676
	2011	590,769		603,956	195,991	462,000		51,984	1,904,700

Andrew Iseman	2013	415,000		144,306	-	984,979		11,358	1,555,643
Chairman and CEO	2012	410,385		569,214	69,116	600,917		20,558	1,670,190
of Scout Investments,	2011	390,385		121,835	65,619	430,000		206,582	1,214,421
Inc.

John P. Zader	2013	347,692		110,440	59,492	385,000		11,358	913,983
CEO of UMB Fund	2012	336,538		105,561	56,870	300,000		15,147	814,116
Services, Inc. (1)

(1)	Mr. Zader was not an Executive in 2011.

(2)

Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2013, filed with the Securities and Exchange Commission on February 25, 2014, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits. The value of performance-based grants is based on the assumption that the highest level of performance conditions is achieved.

(3)

Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2013, filed with the Securities and Exchange Commission on February 25, 2014, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits.

(4)	Amounts are actual amounts earned by the Executives during 2013 under the 2013 STIP and paid on February 20, 2014.

(5)	The amounts reflected in All Other Compensation include UMB’s match and allocation of forfeitures under the Profit-Sharing Plan and the ESOP, and perquisites and other personal benefits.

(6)	This amount includes perquisites and other personal benefits, such as:

•	the cost attributable to personal use of an automobile provided by UMB;

•	country-club and dining-club membership fees; and

•	amounts paid for a UMB-sponsored sales award trip.

(7)	This amount includes perquisites and other personal benefits, such as:

•	a car allowance;

•	the cost of professional financial-consulting services; and

•	country-club membership fees.

(8)	This amount includes perquisites and other personal benefits, such as:

•	a car allowance;

•	the cost of professional financial-consulting services;

•	country-club and dining-club membership fees; and

•	the cost of an executive physical examination.

2013 GRANTS OF PLAN-BASED AWARDS

This table summarizes each grant of an award made to an Executive in 2013 under the 2013 STIP, the variable-pay plans for Messrs. Iseman and Zader, the 2013 LTIP, and the SIRAPP. These plans and the grants in 2013 are discussed in more detail in “Compensation Discussion and Analysis” earlier in this proxy statement.

Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards Target (1)	Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (2)	All Other Option Awards: Number of Securities Under- lying Options (2)	Exercise or Base Price of Option Awards (2)	Grant Date Fair Value of Stock and Option Awards
			Threshold (#)	Target (#)	Maximum (#)

J. Mariner Kemper	2/12/2013	$798,250	5,610	7,481	7,481	4,675	29,309	$45.58	$852,436

Michael D. Hagedorn	2/12/2013	$237,930	2,026	2,702	2,702	8,270	10,589	$45.58	$607,900

Peter J. deSilva	2/12/2013	$418,437	4,113	5,484	5,484	10,428	21,488	$45.58	$944,017
	5/23/2013	-	-	-	-	3,985	-	-	$209,133

Andrew J. Iseman	2/12/2013	$415,000	-	-	-	3,166	-	-	$144,306

John P. Zader	2/12/2013	$262,500	978	1,305	1,305	1,118	5,844	$45.58	$169,932

(1)

These amounts reflect the target payment levels approved by the Compensation Committee on February 12, 2013, under the 2013 STIP or the variable-pay plans for Messrs. Iseman and Zader as applicable. There are no thresholds or maximums for individuals under these plans, and the Compensation Committee has the discretion to increase or decrease each Executive’s compensation from the target amount shown based on bonus-pool availability and the Executive’s individual risk-based performance.

(2)	These numbers reflect grants made under the 2013 LTIP and the SIRAPP.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

This table summarizes unexercised options, stock that has not vested, and equity incentive-plan awards for each Executive outstanding as of December 31, 2013. The market value of each stock award was computed by multiplying the closing market price of UMB stock on December 31, 2013, by the applicable number of shares of UMB stock shown in the table for each grant.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

J. Mariner Kemper	17,494				$27.06	1/1/2015
	14,774				$34.84	1/1/2016
	20,467				$38.84	1/1/2017
	25,735				$37.73	1/1/2018
	16,613	5,538	(4)		$41.37	1/1/2019	912	(5)	$58,623
	11,568	11,569	(6)		$37.84	1/1/2020	1,957	(7)	$125,796
		22,122	(8)		$41.71	1/1/2021	3,892	(9)	$250,178	6,227 (10)	$400,272
		29,099	(11)		$39.97	1/1/2022	4,655	(12)	$299,223	7,449 (13)	$478,822
		29,309	(14)		$45.58	1/1/2023	4,748	(15)	$305,201	7,599 (16)	$488,464

Michael D. Hagedorn	2,450				$38.84	1/1/2017
	9,607				$37.73	1/1/2018
	6,342	2,115	(4)		$41.37	1/1/2019	348	(5)	$22,369
	4,564	4,564	(6)		$37.84	1/1/2020	772	(7)	$49,624
		8,057	(8)		$41.71	1/1/2021	1,417	(9)	$91,085	2,268 (10)	$145,787
							1,322	(17)	$84,978
		9,901	(11)		$39.97	1/1/2022	1,583	(12)	$101,755	2,534 (13)	$162,886
		10,589	(14)		$45.58	1/1/2023	1,715	(15)	$110,240	2,744 (16)	$176,384
							6,684	(18)	$429,648

Peter J. deSilva	6,796				$34.84	1/1/2016
	19,444				$38.84	1/1/2017
	25,392				$37.73	1/1/2018
	16,311	5,438	(4)		$41.37	1/1/2019	894	(5)	$57,466
	11,358	11,358	(6)		$37.84	1/1/2020	1,921	(7)	$123,482
		20,143	(8)		$41.71	1/1/2021	3,543	(9)	$227,744	5,670 (10)	$364,468
							6,046	(17)	$388,637
		24,249	(11)		$39.97	1/1/2022	3,879	(12)	$249,342	6,207 (13)	$398,986
		21,488	(14)		$45.58	1/1/2023	3,482	(15)	$223,823	5,570 (16)	$358,040
							7,110	(18)	$457,031
							4,030	(18)	$259,048

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Andrew J. Iseman							372	(19)	$23,912
		6,744	(8)		$41.71	1/1/2021	1,423	(9)	$91,470	1,661 (10)	$106,769
		6,665	(9)		$45.07	1/1/2022
							1,352	(20)	$86,907	1,577 (13)	$101,370
							10,208	(21)	$656,170
							3,216	(22)	$206,724

John P. Zader	5,882				$37.73	1/1/2018
	3,851	1,284	(4)		$41.37	1/1/2019	254	(5)	$16,327
	2,681	2,682	(6)		$37.84	1/1/2020	544	(7)	$34,968
		4,946	(8)		$41.71	1/1/2021	1,043	(9)	$67,044	1,217 (10)	$78,229
		6,567	(11)		$39.97	1/1/2022	1,260	(12)	$80,993	1,470 (13)	$94,492
		5,844	(14)		$45.58	1/1/2023	1,135	(15)	$72,958	1,325 (16)	$85,171

(1)	The number of underlying securities has been adjusted to reflect a 2-for-1 stock split in May 2006.

(2)	The exercise price has been adjusted to reflect a 2-for-1 stock split in May 2006.

(3)

These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period. Dividends and distributions on restricted UMB stock are used to purchase additional shares through UMB’s dividend reinvestment plan. These shares are subject to the same rights, restrictions, and other provisions applicable to the restricted UMB stock on which the dividends or distributions were paid or made.

(4)	These are nonqualified stock options that vested 100% on January 1, 2014.

(5)	This is service-based restricted stock that fully vested on February 13, 2014.

(6)	These are nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2014. The remaining option shares will vest on January 1, 2015.

(7)	This is service-based restricted stock that vested 50% on February 18, 2014. The final 50% will vest on February 18, 2015.

(8)

These are nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2014. The next 25% will vest and become exercisable on January 1, 2015. The final 25% will vest and become exercisable on January 1, 2016.

(9)	This is service-based restricted stock that vested 50% on February 18, 2014. The next 25% will vest on February 18, 2015. The final 25% will vest on February 18, 2016.

(10)

This is performance-based restricted stock that vested as to service on January 1, 2014. The Compensation Committee determined on January 17, 2014, that the performance standard had been met and the shares vested.

(11)

These are nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2015. The next 25% will vest and become exercisable on January 1, 2016. The final 25% will vest and become exercisable on January 1, 2017.

(12)	This is service-based restricted stock that will vest 50% on February 10, 2015. The next 25% will vest on February 10, 2016. The final 25% will vest on February 10, 2017.

(13)	This is performance-based restricted stock that will vest on January 1, 2015, if the performance standard is met.

(14)

These are nonqualified stock options that will vest and become exercisable for 50% of the option shares on January 1, 2016. The next 25% will vest and become exercisable on January 1, 2017. The final 25% will vest and become exercisable on January 1, 2018.

(15)	This is service-based restricted stock that will vest 50% on February 12, 2016. The next 25% will vest on February 12, 2017. The final 25% will vest on February 12, 2018.

(16)	This is performance-based restricted stock that will vest on January 1, 2016, if the performance standard is met.

(17)	This is service-based restricted stock awarded to Messrs. Hagedorn and deSilva on July 29, 2011, that will vest on July 29, 2014.

(18)

This is service-based restricted stock awarded to Messrs. Hagedorn and deSilva that vested one-third on February 12, 2014. The next third will vest on February 12, 2015. The final third will vest on February 12, 2016.

(19)	This is service-based restricted stock awarded to Mr. Iseman on November 4, 2010, that will vest 50% on November 4, 2014, and 50% on November 4, 2015.

(20)	This is service-based restricted stock that will vest 50% on March 14, 2015. The next 25% will vest on March 14, 2016. The final 25% will vest on March 14, 2017.

(21)	This is service-based restricted stock awarded to Mr. Iseman on October 26, 2012, that will vest on October 26, 2015.

(22)	This is service-based restricted stock that vested one-third on January 1, 2014. The next third will vest on January 1, 2015. The final third will vest on January 1, 2016.

2013 OPTION EXERCISES AND STOCK VESTED

This table summarizes each exercise of stock options, stock appreciation rights, and similar instruments and each vesting of stock (including restricted stock, restricted stock units, and similar instruments) during 2013 for each of the Executives on an aggregated basis.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)

J. Mariner Kemper	6,956	$197,271	9,933	$458,911

Michael D. Hagedorn	10,170	$253,894	5,210	$258,686

Peter J. deSilva	16,096	$422,882	12,820	$633,854

Andrew J. Iseman	-	-	369	$21,764

John P. Zader	3,956	$100,549	2,295	$105,916

(1)	These numbers include shares acquired through the reinvestment of dividends or distributions on restricted UMB stock during the vesting period.

2013 NONQUALIFIED DEFERRED COMPENSATION

In October 2008, the Compensation Committee approved a deferred compensation plan that permits the Executives and other specified participants, at their option, to defer a portion of their compensation payable for a calendar year until retirement or termination or until another specified event occurs. UMB has an unsecured obligation to pay each deferred amount at the applicable time together with a rate of return equal to the yield produced by a mutual fund selected by the participant from among those available under the Profit-Sharing Plan. UMB does not match any amount that a participant may choose to defer. If a participant has an account that terminates upon retirement under the plan, the participant may choose to have the benefit paid out in a lump sum or in installments over two to ten years. Specified-date accounts are paid in a lump sum or in installments, as elected by the participant, over two to five years. If employment is terminated other than through retirement, the amount in all accounts is paid in a lump sum.

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

J. Mariner Kemper	-	-	-	-

Michael D. Hagedorn	$19,694	$1,374	$11,503	$39,951

Peter J. deSilva	-	-	-	-

Andrew J. Iseman	-	-	-	-

John P. Zader	-	$9,324	-	$46,787

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments upon Termination

All of the Executives are employees at will and may be terminated at any time. No Executive is entitled to receive any payment or award upon termination, except as described in this section in circumstances involving death, disability, qualified retirement, a change in control of UMB, or involuntary termination of a participant under the SIRAPP. Each of these payments and awards, other than those arising under the variable-pay plans of Messrs. Iseman and Zader, is available to all participants in the applicable plan. Any additional payment or benefit that an Executive would receive is available generally to all of UMB’s employees.

Change in Control

The Umbrella STIP Plan, the Umbrella LTIP Plan, and the SIRAPP include provisions for accelerating the vesting of awards under those plans in the event of a change in control of UMB. The Compensation Committee concluded that the use of this single trigger was appropriate in order to assure the Executives, who would not have authority over the decision to effect a change in control but who would be needed to successfully implement it, that they would not be adversely affected by it. This conclusion was reinforced by the fact that no Executive is entitled to a severance payment due to a change in control and by market considerations in attracting and retaining talent.

Short-Term Incentive Compensation

The Umbrella STIP Plan provides that, if a change in control of UMB were to occur, any award for a completed performance period would be immediately payable in cash based on actual results. If the change in control were to occur before the performance period has ended, applicable performance standards would be adjusted to reflect the shortened period, and awards would be immediately payable in cash on a pro-rated basis based on actual results.

Discretionary reductions in these awards would not be allowed in the event of a change in control. The tables later in this section describe the payments to which the Executives would have been entitled had a change in control of UMB occurred on December 31, 2013.

Options

Under the Umbrella LTIP Plan, unvested Options would accelerate and vest immediately if a change in control of UMB were to occur. The table later in this section describes the value of the Options held by the Executives that would have been accelerated had a change in control of UMB occurred on December 31, 2013.

Restricted Stock

SBRS granted under the Umbrella LTIP Plan would accelerate and vest immediately upon a change in control of UMB. PBRS granted under the Umbrella LTIP Plan would do the same but only to the extent that the performance standard—which typically covers a multi-year period—has been met by that time. The table later in this section describes the value of the SBRS and the PBRS held by the Executives that would have accelerated and vested had a change in control of UMB occurred on December 31, 2013.

SIRAPP

Deferred awards of SBRS under the SIRAPP, if not assumed by the acquirer in a change in control of UMB, would immediately become vested and nonforfeitable on the 15th day prior to the effective date of the change in control. Deferred cash awards also would become immediately payable under the same circumstances upon a change in control. The table later in this section describes the value of the SBRS held by Mr. Iseman that would have accelerated and vested and the payments to which Mr. Iseman would have been entitled, in each case, had a change in control of UMB occurred on December 31, 2013.

Change-in-Control Table

Under the Umbrella STIP Plan, the Umbrella LTIP Plan, or the SIRAPP, the Executives would have been entitled to the following payments or value had a change in control of UMB occurred on December 31, 2013.

Name	Cash Payments (1)	Acceleration of Unvested Non- qualified Options and Restricted Stock (2)	Vested Options (3)	Total

J. Mariner Kemper	$798,250	$4,114,435	$2,976,436	$7,889,121

Michael D. Hagedorn	$237,930	$1,994,329	$583,361	$2,815,620

Peter J. deSilva	$418,438	$4,612,444	$2,042,878	$7,073,759

Andrew J. Iseman	$144,317	$1,522,188	-	$1,666,505

John P. Zader	-	$924,024	$315,279	$1,239,303

(1)

For Messrs. Kemper, Hagedorn, and deSilva, these are the amounts that would have been payable under the 2013 STIP based on their target percentages. For Mr. Iseman, this is the aggregate amount of deferred cash awards under the SIRAPP that would have been accelerated. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Incentive Compensation” earlier in this proxy statement.

(2)

For each nonqualified stock option, the value is based on the amount by which the option was “in the money” as of December 31, 2013. For service-based restricted stock and performance-based restricted stock, each value is based on the closing price of UMB stock on December 31, 2013. In addition, for performance-based restricted stock, the values assume that 100% of the performance standard under the 2011 LTIP had been achieved, 69% of the performance standard under the 2012 LTIP had been achieved, and 32% of the performance standard under the 2013 LTIP had been achieved.

(3)

These amounts reflect the value of nonqualified stock options under Umbrella LTIP Plan that had already fully vested but not been exercised as of December 31, 2013. These amounts are listed solely to reflect the value that would have been available to the Executives on December 31, 2013, irrespective of any change in control.

Death or Disability

Awards may accelerate and vest under the variable-pay plans for Messrs. Iseman and Zader, the Umbrella LTIP Plan, or the SIRAPP in specified cases of death or disability. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate.

Short-Term Incentive Compensation

Messrs. Kemper, Hagedorn, and deSilva must be employed by UMB on the last day of the performance period to be eligible for an award under the 2013 STIP. Messrs. Iseman and Zader must be employed by UMB on the last business day of the performance period to be eligible for an award under the applicable variable-pay plan, except that a pro-rated payment may be made in the case of death.

Options

Under the Umbrella LTIP Plan, unvested Options would accelerate and vest immediately in the case of death or permanent and total disability. The table later in this section describes the value of the Options held by the Executives that would have been accelerated had such an event occurred on December 31, 2013.

Restricted Stock

SBRS granted under the Umbrella LTIP Plan would accelerate and vest immediately in the case of death or permanent and total disability. PBRS would accelerate and vest immediately in such a case on a proportional basis, computed by dividing the number of full years of continuous service after the grant date by three, irrespective of whether the performance standard had been achieved.

SIRAPP

If Mr. Iseman were to die or become significantly disabled, all previously granted but not-yet-vested deferred awards under the SIRAPP would immediately accelerate and vest and, in the case of deferred cash awards, be paid within 60 days of the event to him or his beneficiary or estate. In addition, if Mr. Iseman were to die or become significantly disabled after the end of a performance period but before the applicable deferred awards of cash or SBRS had been granted under the SIRAPP, an amount equal to their full value would be paid on the grant date to him or his beneficiary or estate.

Death-or-Disability Table

Under the variable-pay plans for Messrs. Iseman and Zader, the Umbrella LTIP Plan, or the SIRAPP, the Executives would have been entitled to the following payments or value had an applicable event of death or disability occurred on December 31, 2013.

Name	Cash payment (1)	Acceleration of Unvested Options (2)	Acceleration of Restricted Stock (3)	Total Death and Disability

J. Mariner Kemper	-	$2,187,528	$1,465,477	$3,653,005

Michael D. Hagedorn	-	$789,681	$1,041,186	$1,830,867

Peter J. deSilva	-	$1,870,836	$2,362,547	$4,233,383

Andrew J. Iseman	$144,317	$280,247	$1,170,153	$1,594,717

John P. Zader	-	$480,886	$355,940	$836,826

(1)	This is the amount of deferred cash awards that would have been accelerated under the SIRAPP.

(2)	For each nonqualified stock option, the value is based on the amount by which the option was “in the money” as of December 31, 2013.

(3)

For service-based restricted stock and performance-based restricted stock, each value is based on the closing price of UMB stock on December 31, 2013. In addition, for performance-based restricted stock, the values assume the acceleration of one-third of that stock under the 2012 LTIP and two-thirds of that stock under the 2011 LTIP.

Qualified Retirement

Awards may accelerate and vest under the variable-pay plans for Messrs. Iseman and Zader or the Umbrella LTIP Plan in specified cases of retirement. The Compensation Committee concluded that these provisions are required by market considerations in attracting and retaining talent and are appropriate.

Short-Term Incentive Compensation

Messrs. Kemper, Hagedorn, and deSilva must be employed by UMB on the last day of the performance period to be eligible for an award under the 2013 STIP. Messrs. Iseman and Zader must be employed by UMB on the last business day of the performance period to be eligible for an award under the applicable variable-pay plan, except that a pro-rated payment may be made in the case of a “qualified retirement” (which is a retirement at or after age 60 with 10 or more years of continuous service to UMB).

Options

Under the Umbrella LTIP Plan, unvested Options would accelerate and vest immediately in the case of a qualified retirement.

Restricted Stock

For SBRS, upon the qualified retirement of an Executive but subject to the Compensation Committee’s approval, each applicable tranche under the Umbrella LTIP Plan would accelerate and vest immediately on a proportional basis, which would be computed by dividing the number of full years of the Executive’s continuous service after the grant date for the tranche by the number of full years of continuous service required for the tranche to vest.

For PBRS, despite an Executive’s earlier qualified retirement but subject to the Compensation Committee’s approval, the retired Executive would become vested—if, when, and to the extent that the applicable performance standard under the Umbrella LTIP Plan were achieved—in PBRS that had been granted during the time of employment in a percentage amount equal to the percentage of the performance standard that had been achieved as of the effective date of the qualified retirement.

For the Executives, as of December 31, 2013, (1) no SBRS under the 2013 LTIP would have vested, (2) one-third of the first tranche, one-fourth of the second tranche, and one-fifth of the third tranche of SBRS under the 2012 LTIP would have vested, (3) two-thirds of the first tranche, one-half of the second tranche, and two-fifths of the third tranche of SBRS under the 2011 LTIP would have vested, and (4) 32% of the PBRS under the 2013 LTIP and 69% of the PBRS under the 2012 LTIP would have vested if, when, and to the extent that the applicable performance standard were achieved.

SIRAPP

No qualified or other retirement would cause an award under the SIRAPP to accelerate and vest.

Qualified-Retirement Status

As of December 31, 2013, none of the Executives was eligible to be considered for qualified retirement.

Involuntary Termination of a Participant under the SIRAPP

If UMB were to terminate Mr. Iseman without cause or he were to resign for good reason, all previously granted but not-yet-vested deferred awards under the SIRAPP would immediately accelerate and vest and, in the case of deferred cash awards, be paid within 60 days of the event to him. In addition, if UMB were to terminate Mr. Iseman without cause or he were to resign for good reason after the end of a performance period but before the applicable deferred awards of cash or SBRS had been granted under the SIRAPP, an amount equal to their full value would be paid on the grant date to him.

2013 DIRECTOR COMPENSATION

The Compensation Committee, with the benefit of advice and analyses from Hay and UMB’s Organizational Effectiveness Department, reviews non-employee director compensation at least annually and, if appropriate, recommends changes to the Board.

For their service on the Board during 2013, non-employee directors received an annual retainer of (1) $25,000 in cash and (2) fully vested UMB stock having a value equal to $40,000 on the grant date. No separate fee is paid for attendance at meetings of the Board. Directors who are also employees of UMB receive no separate compensation for serving on the Board.

The Chair of the Audit Committee receives an annual retainer of $12,000 in cash, and the Chairs of the Compensation Committee and the Governance Committee receive annual retainers of $6,000 in cash. Members of the Audit Committee receive $2,000 for each committee meeting attended, and members of the Compensation Committee and the Governance Committee receive $1,000 for each committee meeting attended.

The total compensation received by UMB’s non-employee directors for 2013 is reflected in the following table:

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Warner L. Baxter	$16,559	-	$16,559

David R. Bradley, Jr.	$28,039	$39,962	$68,001

Nancy K. Buese	$47,039	$39,962	$87,001

Terrence P. Dunn	$35,039	$39,962	$75,001

Kevin C. Gallagher	$35,039	$39,962	$75,001

Greg M. Graves	$34,039	$39,962	$74,001

Alexander C. Kemper	$25,039	$39,962	$65,001

Kris A. Robbins	$38,039	$39,962	$78,001

Thomas D. Sanders	$28,039	$39,962	$68,001

L. Joshua Sosland	$29,039	$39,962	$69,001

Paul Uhlmann III	$29,039	$39,962	$69,001

Thomas J. Wood, III	$29,039	$39,962	$69,001

(1)	These are the total fees earned during 2013, including an amount equal to the stub cash portion of the stock-retainer grant for 2013 that was paid during 2014.

(2)

Amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Information regarding the assumptions made in the valuation of grants is included in the Notes to the Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended 2013, filed with the Securities and Exchange Commission on February 25, 2014, under the heading “Accounting for Stock-Based Compensation” in Note 1, Summary of Accounting Policies, and in Note 11, Employee Benefits. The amount includes only the stock retainer earned in 2012 and issued on January 25, 2013. The stock retainer for 2013 was issued on January 31, 2014.

DIRECTOR QUALIFICATIONS

Our directors are responsible for exercising their business judgment to oversee and direct the diverse array of businesses and affairs of UMB. The Board reviews, approves, and advises management on business strategies, significant corporate actions, and major transactions and is charged with reviewing assessments of and advising management on material risks and issues facing UMB. The Board also exercises oversight of the processes that are designed to ensure the integrity of UMB’s actions.

The Governance Committee is dedicated to assembling a Board that excels in fulfilling these responsibilities, exercises independent leadership and oversight of management, and operates in a cohesive and collegial manner. In identifying and recommending director candidates, the Governance Committee remains mindful as well of the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The Governance Committee believes that each existing director brings unique talents, relationships, professional or business experience, specialized education or expertise, and other qualities to UMB and that all of the existing directors together form a robust Board that meaningfully contributes to increasing the fundamental value of UMB and creating long-term value for shareholders.

Set forth here is a brief description of the experience, qualifications, attributes, and skills that led the Governance Committee to conclude that all of these directors should be renominated for election to the Board at the Annual Meeting.

Warner L. Baxter

Mr. Baxter has served as Chairman, President, and Chief Executive Officer of Union Electric Company (commonly known as Ameren Missouri) since May 1, 2009. Ameren Missouri is the largest energy provider in the State of Missouri and is a subsidiary of Ameren Corporation. Prior to joining Ameren Corporation in 1995, Mr. Baxter was a Certified Public Accountant with 12 years of public accounting experience with PricewaterhouseCoopers LLP, where he served as a Senior Manager. In 1997, he was promoted to Vice President and Controller of Ameren, and in 2001, he was promoted to Senior Vice President, Finance of Ameren Corporation and other Ameren Corporation subsidiaries. He was promoted to Executive Vice President and Chief Financial Officer of such companies in 2003 (where he served in such capacities until 2009). He was additionally promoted to Chairman, President, Chief Executive Officer, and Chief Financial Officer of Ameren Services in 2007 and held those positions until 2009. In 2009, Mr. Baxter was elected Chairman, President, and Chief Executive Officer of Ameren Missouri, at which time he relinquished his other positions with Ameren Corporation and its subsidiaries. Given Mr. Baxter’s past experience in public accounting, and with his experience as chief financial officer for a publicly traded company (Ameren Corporation), Mr. Baxter brings to the Board valuable accounting and financial-control experience and executive experience in operating a company that is subject to extensive regulation. He also has extensive risk-management experience that is valuable in the Board’s oversight of UMB’s enterprise risk-management processes and operations. He currently serves on the boards of Barnes-Jewish Hospital, the Nuclear Energy Institute, the National Academy for Nuclear Training, and a number of charitable organizations.

David R. Bradley, Jr.

Mr. Bradley is Chairman and Chief Executive Officer of News-Press & Gazette Co., headquartered in St. Joseph, Missouri. He also has served as publisher of St. Joseph News-Press since 1994. News-Press & Gazette is a diversified communications company with operations in newspapers, commercial printing, broadcasting, and digital media in eight States. It had operated a cable-television subsidiary for 45 years, which was sold in April 2011. He serves on the University of Missouri System Board of Curators, where he formerly served as chairman. Mr. Bradley has extensive experience in board and governance matters, including 30 years of past service on UMB’s Board. As chief executive of a communications company, Mr. Bradley brings to the Board important experience in managing growing companies as well as specialized knowledge of the communications industry.

Nancy K. Buese

Ms. Buese has served as Executive Vice President and Chief Financial Officer of MarkWest Energy Partners, LLC, a midstream master limited partnership headquartered in Denver, Colorado, since October 2006. Prior to her appointment as Chief Financial Officer, she served as Chief Accounting Officer of MarkWest from November 2005 to October 2006. Ms. Buese is a former Partner with Ernst & Young LLP, having worked in public accounting for 12 years. Through her formal education in the areas of accounting, auditing, and tax, as well as her work as a Certified Public Accountant and with audit committees of other publicly held companies, Ms. Buese brings extensive financial literacy skills to the Board. In addition, through her current position as the chief financial officer of a publicly traded energy company, she has experience in corporate finance, risk management, and information technology.

Peter J. deSilva

Mr. deSilva has served as President and Chief Operating Officer of UMB since January 2004. He was named Vice Chairman of the Bank in January 2014 and, between December 2012 and January 2014, served as President and Chief Operating Officer of the Bank. Prior to joining UMB, Mr. deSilva was employed by Fidelity Investments from 1987 to 2004, the last seven years as Senior Vice President with principal responsibility for brokerage operations. Mr. deSilva has extensive direct experience with the operations, investment services, financial performance, and products of UMB, gained both through his position as Chief Operating Officer of UMB and through his prior operations experience at a national financial-services company. He brings to the Board specialized knowledge of the banking, mutual-fund, and financial-services industries, extensive experience in human-resources management, and community-relations experience.

Terrence P. Dunn

Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group, Inc. (formerly known as Dunn Industries) since 1989. J.E. Dunn Construction Group, Inc. is headquartered in Kansas City, Missouri, and is the holding company for commercial-contractor and construction-company affiliates across the nation, including J. E. Dunn Construction Company. He also serves as a director of Kansas City Southern, where he is a member of the compensation and organization committee and the nominating committee. Mr. Dunn brings significant board and governance experience from his service as a past director of the board of the Federal Reserve Bank of Kansas City and from his service on the boards of businesses having operations within UMB’s geographic footprint. He also has extensive management skills as the chief executive of a large construction company with offices throughout the United States, operations experience in project management with responsibilities for budgeting, and in the management of significant growth of his company in geographic scope and volume over the past 20 years.

Kevin C. Gallagher

Mr. Gallagher is currently Chief Executive Officer of Little Pub Holdings, LLC, Denver, CO, an owner/operator of 23 neighborhood pubs and restaurants. He also serves as Chairman and Chief Executive Officer of West Creek Partners, LLC, a private investment firm, as well as Vice Chairman of Gallagher Industries, LLC, a private holding company of middle-market industrial companies. He has entrepreneurial experience and marketing experience gained from serving as chief executive officer of a large complex diversified operation with companies in both the manufacturing and distribution industries. He also brings to the Board community-relations experience and experience in investments, mergers, and acquisitions.

Greg M. Graves

Mr. Graves is Chairman of the Board and Chief Executive Officer of Burns & McDonnell, a consulting engineering company headquartered in Kansas City, Missouri, with offices and operations throughout the United States. Prior to being named as Chairman, he served as President and Chief Executive Officer from October 2003 until December 2008; from January 2003 through October 2003, he served as President and Chief Operating Officer. He served as

General Manager of that company’s Energy Division from November 1997 through June 2001 and as President of its Energy Group from July 2001 through December 2002. Mr. Graves’ experience as chief executive officer of a large engineering company, with multiple offices and projects located throughout the United States and abroad, gives him leadership skills and growth-management skills. He also has human-resources experience gained through his management of a large number of professionals and managers.

Alexander C. Kemper

Mr. Kemper, a brother of J. Mariner Kemper and a first cousin of Thomas J. Wood III, is Chairman of the Board of the Collectors Fund, a private-equity fund focused on alternative asset classes. He is also Chairman of the Board and Chief Executive Officer of Pollenware, a leading provider of payment-optimization technology and cash-flow solutions for corporations. Prior to founding the Collectors Fund and Pollenware, Mr. Kemper founded and served as Chairman and Chief Executive Officer from March 2000 to mid-2006 of Perfect Commerce, Inc. (formerly eScout LLC), a provider of supplier relationship-management technology. Mr. Kemper is a board member of AXA Art USA (NYSE: AXA), Sipvine, and SCD Probiotics. Prior to March 2000, he served as President of UMB from 1995, as Chief Executive Officer of UMB from July 1999, as Chief Executive Officer of the Bank from January 1996, and as Chairman and Chief Executive Officer of the Bank from January 1997. Mr. Kemper also serves as a director and a member of the audit committee, compensation committee, and governance committee for NIC Inc. (NASDAQ: EGOV). In 2008, Mr. Kemper became a Director of the BATS Exchange and serves on its executive committee, regulatory oversight committee, and compensation committee. Because of Mr. Kemper’s prior experience as Chief Executive Officer of UMB and as chief executive officer and founder of multiple start-up companies, he brings entrepreneurial experience in managing growth, marketing skills, operations and investment experience, and information-technology skills and experience to the Board.

J. Mariner Kemper

Mr. Kemper, a brother of Alexander C. Kemper and a first cousin of Thomas J. Wood III, has served as the Chairman and Chief Executive Officer of UMB since May 2004, as the Chairman and Chief Executive Officer of the Bank between December 2012 and January 2014, and as Chairman and Chief Executive Officer of UMB Bank Colorado, n.a. (a prior subsidiary of UMB) between 2000 and 2012. He was President of UMB Bank Colorado from 1997 to 2000. As Chairman and Chief Executive Officer of UMB for the past eight years, Mr. Kemper brings to the Board skills in leadership, consensus building, and the implementation of UMB’s key strategies. He has detailed knowledge of UMB’s key business and operational strategies and branding and possesses operations experience and knowledge of every aspect of UMB’s business. He also has specialized knowledge of the investments, banking, and financial-services industries as well as extensive community-relations experience, with involvement in civic and business organizations in Kansas City and Colorado.

Kris A. Robbins

Mr. Robbins served as Chairman of Security Benefit Corporation and its companies from January 2006 until his retirement in February 2010 and as Chief Executive Officer of Security Benefit from January 2001 until his retirement in February 2010. Security Benefit Corporation and its affiliates provide annuities, mutual funds, exchange-traded funds, retirement plans, and business-processing services throughout the United States. Following his retirement from Security Benefit, Mr. Robbins founded and owns KARobbins LLC, which provides private-equity, angel-investment, and advisory services. He also is a founding partner and Chief Executive Officer of a receivables finance/factoring company, ClearLeaf Finance. Currently, he serves as a director on the board of Key Health Group (CA) and serves as the compensation committee chair for its board. Mr. Robbins served on the board and chaired the audit committee of Compliance Assurance /Corp (PA) until its recent sale in November 2012 to Stone River Risk and Compliance. Mr. Robbins brings to the Board financial-literacy skills, developed through education and professional experience in accounting and financial management. In addition, he has significant experience and knowledge relating to operations and investments, gained from his leadership of a large financial-services business that had significant growth and changes in products (including insurance and mutual funds). Mr. Robbins has specialized industry knowledge in areas of insurance as well.

Thomas D. Sanders

Mr. Sanders has served as Chairman of the Board of Directors of MMC Corp., a construction holding company, from 1991 through 2002 and from January 2010 through the present. He also served as Chief Executive Officer of that company from 1991 through January 2003 and as Board Consultant/Strategic Planning of that company from 2005 through 2010. Prior to that, he served as Chairman of the Board, President, and Chief Executive Officer of Midwest Mechanical Contractors Inc., one of MMC Corp.’s operating companies. Mr. Sanders has significant leadership experience, managing the growth of a multi-state group of construction companies. He has extensive board and governance experience, including through his experience on numerous civic, industry, and private-company boards. He brings to the Board specialized knowledge of the construction industry, including risk assessment and mitigation, project planning, budgeting, and forecasting.

L. Joshua Sosland

Mr. Sosland has served as Vice President of Sosland Companies, Inc., Kansas City, Missouri, since 1993. Established in 1922, the Sosland Companies are primarily engaged in trade publications for the baking, flour-milling, and food-processing industries. Mr. Sosland has also served as editor of “Milling & Baking News” since 2000. Mr. Sosland contributes significant investment experience and expertise, as well as board and governance expertise, with over 15 years of service on UMB’s Board and several years of service on the trust policy committee of the Bank. The economic analytical skills developed from his formal education (A.B. Economics from Harvard College), as well as his publishing experience covering and analyzing the food-processing industry, enable him to provide valuable analysis of investment and acquisition activities. Through his many years of prior service on and leadership of the Board’s compensation committee, Mr. Sosland also has detailed knowledge of the development and implementation of UMB’s executive incentive-compensation plans.

Paul Uhlmann III

Mr. Uhlmann has served as President of The Uhlmann Company, Kansas City, Missouri, since 1997. The Uhlmann Company is a grocery-products company. He brings to the Board operations experience and business-analytical skills, both from his formal education (MBA, University of Chicago 1975) and through his management of a privately held food manufacturing and distribution company. He has extensive governance and board experience and contributes valuable community-relations skills gained from his leadership of community social and philanthropic organizations.

Thomas J. Wood III

Mr. Wood, a first cousin of J. Mariner Kemper and Alexander C. Kemper, serves as General Partner, Wood Family Partnerships. From 1997 through March 2005, he served as Chairman of the Board of American West Medical Company, a distribution, sales, and marketing company of medical supplies. From 1988 through 1995, he served as Chief Executive Officer of Golden Harvest, Inc., a manufacturing company headquartered in Kansas City and with a manufacturing plant in Chicago. Mr. Wood brings to the Board leadership and management skills developed through his service as chief executive officer of a distribution company. He also brings extensive governance and board experience as well as and marketing and investment expertise.

PROPOSAL #1—ELECTION OF DIRECTORS

Number of Directors

The Governance Committee periodically evaluates whether a larger or smaller number of directors would enhance the Board’s effectiveness and makes recommendations to the Board as appropriate. In assessing the size of the Board, the Governance Committee and the Board consider the need for unique talents or other qualities, the benefits associated with a diversity of perspectives and backgrounds, the availability of qualified candidates, the workloads and needs of committees, and other relevant factors.

The Board currently has 14 members and believes that this size is appropriate based on UMB’s present circumstances. All 14 seats on the Board are up for election at the Annual Meeting for terms ending at the 2015 annual meeting of shareholders.

Nomination Process

The Governance Committee is responsible for periodically reviewing and recommending to the Board the desired characteristics of directors and the optimal composition of the Board as a whole.

The Governance Committee may consider existing directors for renomination and may use search firms or other resources to identify other potential director candidates. The Governance Committee also considers potential director candidates who are recommended by shareholders in compliance with applicable law and the requirements set forth in the By-Laws. Any recommendation by shareholders must include the potential director candidate’s name, biographical information, and qualifications and must be submitted in writing to the Corporate Governance & Nominating Committee, UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106. The Governance Committee uses the same criteria to evaluate all potential director candidates regardless of how they have been identified.

In recommending and nominating director candidates, the Governance Committee and the Board consider the following to be minimum qualifications:

•	The candidate should be an individual of the highest character and integrity and should have an inquiring mind, vision, a willingness to ask hard questions, and the ability to work well with others.

•	The candidate should have a personal and professional reputation that is consistent with the image and reputation of UMB.

•

The candidate should be free of any relationship or conflict of interest that is inconsistent with applicable law or that would interfere with the proper exercise of the fiduciary duties of a director.

•	The candidate should be willing and able to devote sufficient time to the affairs of UMB and to diligently fulfill the responsibilities of a director.

•	The candidate should have the capacity and desire to represent the balanced and best interests of the shareholders as a whole.

The Governance Committee and the Board also give weight to other factors that are expected to enhance the effectiveness of the Board and its committees. Among these are diversity—including in terms of geographic region, professional or business experience, gender, race, national origin, and specialized education or expertise—and unique talents, relationships, or other qualities that are likely to contribute in a meaningful way to increasing the fundamental value of UMB and creating long-term value for shareholders.

The Governance Committee and the Board take into account as well the evolving needs of UMB based on its strategic direction, business segments, growth objectives, risk appetites, geographic footprint, and tradition of providing the unparalleled customer experience.

The effectiveness of these processes and policies are assessed by the Governance Committee in connection with its periodic evaluation of the Board’s and each committee’s performance under the Governance Guidelines.

Nominations

The Governance Committee has recommended, and the Board has nominated, the following slate of 14 director candidates for election to the Board for terms ending at the 2015 annual meeting of shareholders:

Name	Age	Positions or Offices with UMB	Director Since

Warner L. Baxter	52	Director	2014

David R. Bradley, Jr.	64	Director	1983

Nancy K. Buese	44	Director	2009

Peter J. deSilva	52	President, COO, and Director	2004

Terrence P. Dunn	64	Director	2003

Kevin C. Gallagher	45	Director	2007

Greg M. Graves	56	Director	2003

Alexander C. Kemper	48	Director	1992

J. Mariner Kemper	41	Chair, CEO, and Director	2004

Kris A. Robbins	55	Director	2000

Thomas D. Sanders	69	Director	1991

L. Joshua Sosland	53	Director	1998

Paul Uhlmann III	63	Director	2000

Thomas J. Wood III	67	Director	2000

Each of these director candidates has agreed to be nominated and, if elected, to serve as a director. We do not anticipate that any nominee will become unavailable for election, but under our Governance Guidelines and SEC Rule 14a-4(c), the shares represented by proxy and voting for any nominee who unexpectedly becomes unavailable prior to the election will be voted instead for a substitute candidate nominated by the Board.

Plurality voting will apply in these elections—that is, the 14 nominees receiving the highest number of “FOR” votes will be elected.

Cumulative voting will also apply—that is, each shareholder will have a total number of votes equal to the holder’s number of shares multiplied by the number of directors to be elected, and the shareholder may cast all of those votes for a single nominee or may distribute whole (though not fractional) votes among more than one nominee in any proportion desired. If you want to use cumulative voting, please notify our transfer agent, Computershare Trust Company, at (312) 499-7033 prior to the Annual Meeting or vote by ballot at the Annual Meeting.

Voting “WITHHOLD” for some or all of the nominees will have no effect on the election of directors. If you are a beneficial owner of shares, your broker, bank, or other nominee is not permitted to vote your shares on this matter if no instruction is received from you.

In an uncontested election of directors (that is, an election where the number of properly nominated director candidates does not exceed the number of directors to be elected), if any director receives a greater number of votes to “WITHHOLD” rather than “FOR,” our Governance Guidelines provide for the following: The affected director is expected to promptly submit a letter of resignation to the Chair of the Governance Committee and the Chair of the Board, specifying that the resignation will become effective upon acceptance by the Board. The director will not take part in any deliberations or actions of the Board or the Governance Committee relating to the letter of resignation. The Board may ask for the Governance Committee’s recommendation on whether to accept or reject the letter of resignation. The Board will act on the letter of resignation within 90 days of the date when the election results were certified. In deciding how to act, the Board may consider any information that, in its judgment, is properly brought to its attention or is otherwise relevant. If the letter of resignation is accepted, the Board may fill the vacancy in compliance with the By-Laws and the Governance Guidelines or may leave the seat vacant and, if necessary or appropriate, amend the By-Laws to reduce the size of the Board. If the letter of resignation is rejected, the director will continue to serve in that capacity. UMB will publicly disclose the Board’s action on the letter of resignation, including its reasons for so acting, within four business days of the action by filing a Current Report on Form 8-K with the SEC.

The Board recommends that the shareholders vote FOR the election of each of the 14 nominees to our Board.

PROPOSAL #2—RATIFICATION OF THE CORPORATE AUDIT COMMITTEE’S

ENGAGEMENT OF DELOITTE & TOUCHE LLP AS

UMB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014

The Audit Committee has decided to engage Deloitte & Touche LLP as the independent registered public accounting firm to examine and audit the consolidated financial statements of UMB for fiscal year 2014.

The Audit Committee, however, retains sole authority over the appointment and replacement of UMB’s independent auditors and is directly responsible for the compensation and oversight of UMB’s independent auditors. As a result, despite any ratification of this engagement of Deloitte & Touche LLP by our shareholders, the Audit Committee will continue to be authorized to terminate the engagement at any time during the year, to retain another independent registered public accounting firm to examine and audit the consolidated financial statements of UMB for fiscal year 2014, or to take any other related action if judged by the Audit Committee to be in the best interests of UMB.

Deloitte & Touche LLP has served as UMB’s independent registered public accounting firm continuously since 1982. The Audit Committee discussed and confirmed with Deloitte & Touche LLP its independence. The Audit Committee determined as well that Deloitte & Touche LLP’s provision of non-audit services to UMB—including those described in the table set forth later in this Proposal—was compatible with Deloitte & Touche LLP’s independence.

The Audit Committee has not established pre-approval policies and procedures for the engagement of auditor services. All auditor services are approved by the Audit Committee under Rule 2-01(c)(7)(i)(A) of SEC Regulation S-X.

If our shareholders do not ratify this engagement of Deloitte & Touche LLP, the Audit Committee will consider that action in its ongoing exercise of authority over the appointment, replacement, compensation, and oversight of UMB’s independent auditors.

Deloitte & Touche LLP has examined and audited the consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2013. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement if they so desire. We also expect these representatives to be available to respond to appropriate questions.

The Board recommends that the shareholders vote FOR the ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as UMB’s independent registered public accounting firm for 2014.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table summarizes the aggregate fees (including related expenses) for professional services rendered by Deloitte & Touche LLP related to fiscal year 2012 and fiscal year 2013.

	Fiscal years ended December 31,
	2013	2012

Audit Fees	$935,000	$888,000

Audit-Related Fees (1)	$128,750	$44,000

Tax Fees (2)	$0	$0

All Other Fees	$0	$0

Total	$1,063,750	$932,000

(1)

The nature of the services comprising “Audit-Related Fees” were (a) regulatory compliance procedures for the Bank, Scout, and UMB Financial Services, Inc. and (b) procedures related to UMB’s issuance of common stock in September 2013. “Audit-Related Fees” do not include (i) fees of $233,500 in 2013 and $189,000 in 2012 for the audits of investment funds managed by PCM and (ii) fees of $253,800 in 2013 and $192,300 in 2012 for the audits of investment funds managed by Scout, in all cases, because the fees arose from services that are not required to be pre-approved by the Audit Committee.

(2)

“Tax Fees” do not include fees of $45,500 in 2013 and $36,800 in 2012 for tax-preparation services related to investment funds managed by Scout because the fees arose from services that are not required to be pre-approved by the Audit Committee.

REPORT OF THE CORPORATE AUDIT COMMITTEE

The Audit Committee exercises general oversight, on behalf of the Board of Directors, over the financial reporting of UMB. The Audit Committee has sole authority over the appointment and replacement of UMB’s independent auditors and is directly responsible for the compensation and oversight of UMB’s independent auditors. Other duties, responsibilities, and authorities of the Audit Committee are set forth in its charter, which has been approved by the Board of Directors and which can be found in the Corporate Governance menu at www.umb.com/investor.

Management has primary responsibility for UMB’s accounting, financial-reporting, and internal-control functions. The consolidated financial statements of UMB as of and for the fiscal year ended December 31, 2013, were audited by Deloitte & Touche LLP as the independent auditor.

In this context, the Audit Committee met and held discussions—including separate executive sessions—with management, the independent auditor, and internal auditors. Among the matters discussed were the quality and adequacy of UMB’s internal controls and the internal-audit function’s organization, responsibilities, budget, and staffing. The Audit Committee also reviewed, with both the independent auditor and internal auditors, their respective audit plans, audit scope, and identification of audit risks.

Management has represented to the Audit Committee that UMB’s consolidated financial statements have been prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with management, the independent auditor, and internal auditors prior to public release of that announcement. The Audit Committee has reviewed the audited financial statements of UMB as of and for the fiscal year ended December 31, 2013, and has discussed them with management, the independent auditor, and internal auditors.

The Audit Committee has reviewed and discussed with the independent auditor the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed and confirmed with the independent auditor the independent auditor’s independence. The Audit Committee has determined as well that the independent auditor’s provision of non-audit services to UMB was compatible with the independent auditor’s independence.

Based on the reviews and discussions described in this report, the Audit Committee recommended to the Board, and the Board approved, including UMB’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

The Audit Committee has decided to engage Deloitte & Touche LLP as the independent registered public accounting firm to examine and audit the consolidated financial statements of UMB for fiscal year 2014. This engagement is being presented to UMB’s shareholders for ratification as described in Proposal #2.

Nancy K. Buese, Chair

Warner L. Baxter

Kevin C. Gallagher

Kris A. Robbins

PROPOSAL #3—ADVISORY RESOLUTION APPROVING THE

COMPENSATION PAID TO UMB’S NAMED EXECUTIVE OFFICERS

Non-Binding Advisory Vote

Section 14A of the Exchange Act and SEC Rule 14a-21 require us, at least every third calendar year, to hold a non-binding shareholder advisory vote at our annual meeting on the following resolution:

“RESOLVED, that the compensation paid to UMB’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

This is commonly known as a say-on-pay advisory vote.

Our first say-on-pay advisory vote was held at our 2011 annual meeting of shareholders. The compensation paid to our named executive officers at that time was overwhelmingly approved, with 98.2% of the votes that were cast being in favor.

Also at that annual meeting, in what is commonly known as a non-binding say-when-on-pay advisory vote, our shareholders voted in favor of us holding say-on-pay advisory votes every third calendar year. Section 14A and SEC Rule 14a-21 require us to hold a non-binding say-when-on-pay advisory vote at least every sixth calendar year. As a result, we expect that the next non-binding say-on-pay and say-when-on-pay advisory votes will be held at our 2017 annual meeting of shareholders.

Effect of the Advisory Vote

This advisory vote is not binding on the Board or the Compensation Committee. The advisory votes of our shareholders, however, are greatly valued, and the Board and the Compensation Committee will review and consider in future years the results of this non-binding advisory vote in evaluating our executive-compensation program.

Our Executive-Compensation Program and 2013 Business Highlights

The compensation paid to our named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K—including the Compensation Discussion and Analysis, compensation tables, and narrative discussion—can be found on pages 19 to 48 of this proxy statement. We refer to our named executive officers there as the “Executives.”

As discussed there, our executive-compensation program has three goals:

•	to attract, retain, and reward leaders who increase the fundamental value of UMB and create long-term value for our shareholders;

•	to incent balanced risk-taking that enhances the sustained operating and financial performance of UMB; and

•	to ensure that UMB continues its tradition of providing the unparalleled customer experience.

The Compensation Committee believes that all three goals of the executive-compensation program were reflected in UMB’s performance for 2013. See “Compensation Discussion and Analysis—2013 Business Highlights” earlier in this proxy statement. Each of the named executive officers, in the Compensation Committee’s judgment, performed extremely well despite persistent economic headwinds and a challenging business environment and made unique contributions to UMB’s success, and for the reasons discussed in the Compensation Discussion and Analysis, their compensation is commensurate with this performance.

The Board recommends that the shareholders vote FOR the following advisory resolution: “RESOLVED, that the compensation paid to UMB’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

PROPOSAL #4—SHAREHOLDER PROPOSAL FOR THE ADOPTION

OF A POLICY REQUIRING AN INDEPENDENT CHAIR OF THE BOARD

UMB has been notified by an individual shareholder, who owns 92 shares of UMB’s common stock, that he intends to propose the following resolution at the Annual Meeting. UMB will provide the name and address of the proponent to any shareholder promptly upon the Corporate Secretary’s receipt of an oral or written request at UMB’s principal executive offices.

The Board and UMB disagree with the proponent’s supporting statement and accept no responsibility for the contents of the proposal or the supporting statement. The Board recommends a vote AGAINST the proposal for the reasons set forth after the proponent’s supporting statement.

Shareholder Proposal

RESOLUTION

That the shareholders of UMB FINANCIAL CORPORATION request its Board of Directors to adopt a policy, and amend the by-laws as necessary, to require the Chairman of the Board of Directors to be an independent member of the Board of Directors.

This policy should not be implemented to violate any contractual obligation and should specify: (a) how to select a new “independent” chairman if the current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance is excused if no independent director is available and willing to serve as Chairman.

STATEMENT

This proposal’s proponent is a longterm shareholder of UMB FINANCIAL CORPORATION and is responsible for its elimination of classified terms for directors by requiring the annual election of all directors and introducing a proposal prohibiting officers and directors use of UMB shares as loan collateral which may have caused our current chairman to pay-off a loan used to purchase a ranch in Colorado where his UMB shares were used as collateral.

A year ago, the proponent introduced a similar proposal which received significant support – 31.23% of shares voted on the proposal at the meeting, although not a majority. His proposal for an independent chairman was presented at KeyCorp two years ago where it received a majority vote of shareholders and was recommended by governance consultants.

R. Crosby Kemper, Jr. retired as Chairman and Chief Executive Officer in 2001 and as Senior Chairman in 2004. Between 2004 and 2013, he provided consulting services to UMB and received annual consulting fees of $150,000 plus business expense reimbursements, automobile, secretarial/administrative support, and office facilities. He had been succeeded by three sons–Alexander Kemper who resigned in 2000, R. Crosby Kemper, III, resigned in 2004, and J. Mariner Kemper the current chairman and chief executive officer. Other “Kempers” with UMB include Heather Kemper Miller, daughter and Thomas J. Wood, a cousin of J. Mariner Kemper. R. Crosby Kemper, Jr. passed away on January 2, 2014.

Although nepotism is not illegal, the proponent deems this much nepotism as distasteful, impractical, and an unsound practice. He believes an independent chairman would end these practices.

The share percentage owned by the Kemper family continues to diminish as UMB sold an additional 4,485,000 shares for $242,200,000 last year. This followed the departure of UMB’s largest depositor ($1,080,000,000 or 7.42% of all deposits). Although UMB claims the timing of these events to be “coincidental,” the share sale added capital at a time when the deposit loss decreased liabilities.

Norges Bank Investment Management, has stated in support of a similar proposal:

“the roles of Chairman of the Board and CEO are fundamentally different and should not be held by the same person. There should be a clear division of responsibilities between these positions to insure a balance of power and authority on the Board.”

If you agree, please vote “FOR” this proposal.

Response of the Board of Directors

The Board believes that this proposal runs counter to the best interests of UMB and its shareholders and, as a result, recommends a vote AGAINST it.

The Board, including its Lead Director, already provides independent leadership and oversight of management.

The proponent’s resolution, at its core, questions the independent leadership of the Board.

The evidence, however, overwhelmingly refutes that position:

•	11 of the Board’s 14 directors have been determined to be independent.

•	All of the directors serving on the Compensation Committee, the Audit Committee, the Governance Committee, and the Risk Committee have been determined to be independent.

•	The Board in 2013 formalized the role of its Lead Director, who is an independent director elected solely by fellow independent directors and who is responsible for the following:

¡	presiding at meetings of the Board when the Chair is not present;

¡	convening and presiding over periodic meetings of the independent directors (at which only independent directors are present);

¡	approving agendas for meetings of the Board and information to be sent to the Board;

¡	approving schedules of meetings of the Board to ensure that sufficient time is afforded to discuss all agenda items;

¡	serving as a liaison between the independent directors and the Chair;

¡

holding periodic meetings with the Chief Executive Officer and the Chair to discuss matters of importance to the independent directors, acting as the informal spokesperson for the independent directors, and helping to facilitate the Board’s oversight of management;

¡	serving as an advocate for the interests of UMB’s shareholders;

¡	ensuring, if requested by major shareholders of UMB, that the Lead Director is available for consultation and direct communications; and

¡	coordinating the activities of the other independent directors and performing such other duties and responsibilities as a majority of the independent directors may specify from time to time.

Of note, the current Lead Director is a past director of the Federal Reserve Bank of Kansas City, has served as an independent director on other public-company boards, and has led one of the largest construction companies in the United States.

•

The Chairs of the Compensation Committee, the Audit Committee, and the Governance Committee—to be joined, in the future, by the Chair of the newly established Risk Committee—regularly meet with the Chief Executive Officer and other members of management to discuss and provide advice on UMB’s strategic objectives, risks, and performance.

•

All of the independent directors regularly meet in executive session. In addition, together with the rest of the Board, the independent directors act to ensure that UMB maintains and operates under robust Corporate Governance Guidelines and are actively engaged in overseeing and directing the business and affairs of UMB, including the following:

¡	selecting and evaluating the Chief Executive Officer, overseeing the selection and performance of senior management, and working with the Chief Executive Officer on succession planning;

¡	reviewing, approving, and advising management on the business strategies of UMB, significant corporate actions, and major transactions; and

¡	reviewing assessments of, and advising management with respect to, material risks and issues facing UMB.

•	The Board—which is over two-thirds independent—already has the power to appoint an independent Chair if judged to be in the best interests of UMB and its shareholders.

UMB’s shareholders rejected a substantially identical proposal last year that was introduced by the same individual shareholder.

As the proponent observes, a substantially identical resolution that he introduced at last year’s annual meeting of UMB’s shareholders garnered only 31.23% of the shares voted at the meeting. Since then, the Board has only bolstered its leadership and corporate-governance structures—for example, by formalizing the role of the Lead Director and by creating a Risk Committee comprised solely of independent directors.

The Board also notes, in this context, that UMB traces its history back more than 100 years to City Center Bank, which was purchased during World War I by W.T. Kemper and Associates. The tone and content of the proponent’s supporting statement seem largely dismissive of the contributions that have been made since then by generations of business leaders from the Kemper family. While the Board is vigilant in guarding and exercising its independent leadership and oversight of management, the Board is equally sure that a core tenet instilled in UMB by Crosby Kemper, Jr. and now Mariner Kemper—to do what’s right, not what’s popular—has served the shareholders well. It is this philosophy, in fact, that positioned UMB to eschew TARP and similar government-assistance programs during the recent financial crisis and that has supplied the foundation for UMB’s strong performance and growth.

For all of these reasons, the Board recommends that the shareholders vote AGAINST this proposal.

INFORMATION ABOUT THE DELIVERY OF PROXY MATERIALS

SEC rules allow the delivery of one proxy statement, annual report, or notice of internet availability of proxy materials, as applicable, to all shareholders who share an address if specified conditions are met. This is called “householding” and can minimize the costs involved in printing and delivering proxy materials as well as the associated impact on the environment.

If you are the beneficial owner but not the record holder of UMB stock, your broker, bank, or other nominee may household our proxy statements, annual reports, or notices of internet availability, as applicable, for all shareholders at your address unless that nominee has received contrary instructions from one or more of the affected shareholders. If you want this householding to cease or if you want householding to commence, please notify your broker, bank, or other nominee.

If you did not receive a separate copy of our proxy statement, annual report, or notice of internet availability, as applicable, we will promptly provide you with a separate copy if you request one by writing us at UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106, or by calling us at (816)  860-7000 and asking for the Corporate Legal Department.

SHAREHOLDER PROPOSALS

For a shareholder proposal to be considered for inclusion in our proxy materials for the 2015 annual meeting of shareholders, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—on or before November 12, 2014. We recommend that any shareholder proposal be delivered by means that provide proof of the date of delivery, such as certified mail (return receipt requested). Please note that SEC Rule 14a-8 addresses when we must include a shareholder proposal in our proxy materials, including eligibility and procedural requirements that apply to the proponent.

For any shareholder proposal that is not submitted for inclusion in our proxy materials for the 2015 annual meeting of shareholders but that is sought to be presented directly at that annual meeting, we must receive the proposal in writing at our principal executive offices—UMB Financial Corporation, Attention: Corporate Secretary, 1010 Grand Boulevard, Kansas City, Missouri 64106—on or before January 26, 2015. Otherwise, the proposal will be considered untimely under SEC Rule 14a-5(e)(2).

*    *    *    *    *

This proxy statement is provided to you by order of the Board of Directors

Scott A. Stengel

Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.    ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and AGAINST
Proposal 4.

1. The election of 14 directors for terms ending at the 2015 annual meeting of shareholders.
	For	Withhold		For	Withhold		For	Withhold	È
01 - Warner L. Baxter	☐	☐	02 - David R. Bradley, Jr.	☐	☐	03 - Nancy K. Buese	☐	☐

04 - Peter J. deSilva	☐	☐	05 - Terrence P. Dunn	☐	☐	06 - Kevin C. Gallagher	☐	☐

07 - Greg M. Graves	☐	☐	08 - Alexander C. Kemper	☐	☐	09 - J. Mariner Kemper	☐	☐

10 - Kris A. Robbins	☐	☐	11 - Thomas D. Sanders	☐	☐	12 - L. Joshua Sosland	☐	☐

13 - Paul Uhlmann III	☐	☐	14 - Thomas J. Wood III	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. The ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as UMB’s independent registered public accounting firm for 2014.	☐	☐	☐	3. An advisory resolution approving the compensation paid to UMB’s named executive officers.	☐	☐	☐

4. A shareholder proposal for the adoption of a policy requiring an independent Chair of UMB’s Board of Directors.	☐	☐	☐	5. Any other business that may be properly considered at the meeting or any adjournment of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Proxy — UMB Financial Corporation

1010 Grand Blvd. Kansas City, MO 64106

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON APRIL 22, 2014

The undersigned hereby appoints Peter J. deSilva, J. Mariner Kemper and Michael D. Hagedorn or any of them, with full power of substitution as proxies, to represent and vote all shares of Common Stock of UMB Financial Corporation, which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 22, 2014, at 9:00 a.m., and any adjournment of the meeting. This proxy revokes all prior proxies given by the undersigned.

Management knows of no other matters to be brought before the Annual Meeting; however, the persons named as proxy holders or their substitutes will vote in their discretion with respect to any other matters that are properly brought before the Annual Meeting or any adjournment of the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder or absent instruction will be voted FOR all of the director nominees listed in Proposal 1, FOR Proposals 2, 3 and AGAINST Proposal 4. Unless authority to vote for any director nominee is withheld, authority to vote FOR such nominee will be deemed and granted.

In their discretion, the persons named as proxy holders or their substitutes are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 p.m., Central Time, on April 17, 2014.

Vote by Internet
• Go to www.envisionreports.com/UMBF
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Employee Plan Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

A	Proposals — The Board recommends a vote FOR all nominees listed, FOR Proposals 2, 3 and AGAINST
Proposal 4.

1.	The election of 14 directors for terms ending at the 2015 annual meeting of shareholders.

	For	Withhold		For	Withhold		For	Withhold	+
01 - Warner L. Baxter	☐	☐	02 - David R. Bradley, Jr.	☐	☐	03 - Nancy K. Buese	☐	☐
04 - Peter J. deSilva	☐	☐	05 - Terrence P. Dunn	☐	☐	06 - Kevin C. Gallagher	☐	☐
07 - Greg M. Graves	☐	☐	08 - Alexander C. Kemper	☐	☐	09 - J. Mariner Kemper	☐	☐
10 - Kris A. Robbins	☐	☐	11 - Thomas D. Sanders	☐	☐	12 - L. Joshua Sosland	☐	☐
13 - Paul Uhlmann III	☐	☐	14 - Thomas J. Wood III	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	The ratification of the Corporate Audit Committee’s engagement of Deloitte & Touche LLP as UMB’s independent registered public accounting firm for 2014.	☐	☐	☐	3.	An advisory resolution approving the compensation paid to UMB’s named executive officers.	☐	☐	☐

4.	A shareholder proposal for the adoption of a policy requiring an independent Chair of UMB’s Board of Directors.	☐	☐	☐	5.	Any other business that may be properly considered at the meeting or any adjournment of the meeting.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and
Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES  OF THIS CARD.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Employee Plan Card — UMB Financial Corporation	È

1010 Grand Blvd. Kansas City, MO 64106

CONFIDENTIAL VOTING INSTRUCTIONS TO: BMO HARRIS BANK N. A. AS TRUSTEE UNDER THE EMPLOYEE STOCK OWNERSHIP PLAN OF UMB FINANCIAL CORPORATION AND THE UMB PROFIT SHARING AND 401(K) SAVINGS PLAN

I hereby direct that the voting rights pertaining to the common stock of UMB Financial Corporation held by the Trustee and attributable to my account(s) in the above-described plans shall be exercised at the Annual Meeting of Shareholders to be held April 22, 2014 at 9:00 a.m., or any adjournment of the meeting, in accordance with the instructions on the reverse side, to vote upon Proposals 1-4 and on such other matters that may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name appears on the reverse side of this card. Your ESOP shares will be voted by the Trustee in the Trustee’s discretion unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 17, 2014. Your 401(k) shares will be voted in proportion to the way that other 401(k) shares are voted unless your vote is received by one of the methods shown on the reverse side no later than 1:00 p.m. Central time, April 17, 2014.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address — Please print new address below.

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	È